                                                                  Rule 424(b)(5)
                                            Registration Statement No. 333-76047

Prospectus Supplement to Prospectus dated May 8, 2001

METRIS MASTER TRUST                                      [METRIS COMPANIES LOGO]
$559,392,000 CLASS A FLOATING RATE ASSET BACKED SECURITIES, SERIES 2001-2 $99,448,000 CLASS B FLOATING RATE ASSET BACKED SECURITIES, SERIES 2001-2
METRIS RECEIVABLES, INC.
Transferor
DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION
Servicer

                                          CLASS A SECURITIES              CLASS B SECURITIES
                                          ------------------              ------------------
Principal Amount                     $559,392,000                    $99,448,000
Price                                $559,392,000  (100.00%)         $99,448,000    (100.00%)
Underwriters' Commissions            $1,538,328       (0.275%)       $298,344         (0.300%)
Proceeds to the Transferor           $557,853,672  (99.725%)         $99,149,656    (99.700%)
Interest Rate                        one-month LIBOR + 0.32% p.a.    one-month LIBOR + 1.08% p.a.
Interest Payment Dates               monthly on the 20th             monthly on the 20th
First Interest Payment Date          July 20, 2001                   July 20, 2001
Expected Final Payment Date          May 22, 2006                    June 20, 2006

The Class B securities are subordinated to the Class A securities. The Trust is also issuing an interest in the Trust called the excess collateral in the amount of $169,889,282. The excess collateral will be subordinated to both the Class A securities and the Class B securities.

These securities are interests in the Trust, and are backed only by the assets of the Trust. Neither these securities nor the assets of the Trust are obligations of Metris Receivables, Inc., Metris Companies Inc., Direct Merchants Credit Card Bank, National Association or any of their affiliates, or obligations insured by the FDIC.

These securities will have the benefits of interest rate caps to the limited extent described in this prospectus supplement.

THESE SECURITIES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

We will apply to have these securities listed on the Luxembourg Stock Exchange but we are not sure that they will be listed on the Luxembourg Stock Exchange or any other stock exchange.

These securities are offered subject to availability.

We expect that these securities will be delivered in book-entry form on June 1, 2001 through The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System.

UNDERWRITERS OF THE CLASS A SECURITIES

DEUTSCHE BANC ALEX. BROWN
                  BANC OF AMERICA SECURITIES LLC
                                   BARCLAYS CAPITAL
                                                 CREDIT SUISSE FIRST BOSTON
                                                             JPMORGAN

UNDERWRITERS OF THE CLASS B SECURITIES

DEUTSCHE BANC ALEX. BROWN                         BANC OF AMERICA SECURITIES LLC

The date of this Prospectus Supplement is May 24, 2001

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
WHERE TO FIND INFORMATION IN THESE
  DOCUMENTS.........................      S-3
SUMMARY OF TERMS....................      S-4
STRUCTURAL SUMMARY..................      S-5
SELECTED TRUST PORTFOLIO SUMMARY
  DATA..............................      S-8
RISK FACTORS........................     S-10
  Potential Early Repayment or
     Delayed Payment due to Reduced
     Portfolio Yield................     S-10
  Potential Early Repayment due to
     Non-Performance under Interest
     Rate Caps......................     S-13
  Limited History of Direct
     Merchants Bank, the Trust and
     the Trust Portfolio............     S-13
  The Effect on Securityholders of
     Certain Litigation and
     Regulatory Action Against
     Direct Merchants Bank, Metris
     Companies Inc. and Their
     Affiliates is Unclear..........     S-14
  Limited Ability to Resell
     Securities.....................     S-15
  Certain Liens Could Be Given
     Priority Over Your
     Securities.....................     S-15
  Insolvency or Bankruptcy of Metris
     Receivables, Inc., Direct
     Merchants Bank or Metris
     Companies Inc. Could Result in
     Accelerated, Delayed or Reduced
     Payments to Securityholders....     S-16
  Negative Carry on Amounts on
     Deposit in Trust Accounts May
     Reduce Yield...................     S-17
  Issuance of Additional Series by
     the Trust May Affect the Timing
     of Payments....................     S-17
  Individual Securityholders Will
     Have Limited Control of Trust
     Actions........................     S-17
  Rating of Your Securities May be
     Reduced........................     S-18
  Class B Bears Additional Credit
     Risk...........................     S-18
  Certain Considerations Regarding
     Negative Carry in Connection
     with Funding Period............     S-18
TRUST CREDIT CARD PORTFOLIO.........     S-20
  General...........................     S-20
  Growing Credit Card Portfolio by
     Portfolio Acquisitions.........     S-20
  Assessment of Fees and Finance and
     Other Charges..................     S-21
  Delinquency and Loss Experience...     S-22

                                        PAGE
                                        -----
  Recoveries........................     S-23
THE RECEIVABLES.....................     S-23
  General...........................     S-23
MATURITY CONSIDERATIONS.............     S-26
  Accumulation Period...............     S-26
  Early Amortization Period.........     S-28
  Pay Out Events....................     S-28
  Payment Rates.....................     S-29
RECEIVABLE YIELD CONSIDERATIONS.....     S-30
USE OF PROCEEDS.....................     S-31
DESCRIPTION OF THE OFFERED
  SECURITIES........................     S-31
  General...........................     S-31
  Status of the Securities..........     S-33
  Previously Issued Series..........     S-33
  Interest Payments.................     S-33
  Principal Payments................     S-34
  Pre-Funding Account and Funding
     Period.........................     S-36
  Funding Period Reserve Account....     S-36
  Postponement of Accumulation
     Period.........................     S-37
  Subordination.....................     S-38
  The Interest Rate Caps............     S-39
  Interest Rate Cap Provider........     S-39
  Allocation Percentages............     S-40
  Redirected Cash Flows.............     S-43
  Redirected Principal
     Collections....................     S-44
  Application of Collections........     S-45
  Coverage of Interest Shortfalls...     S-50
  Shared Principal Collections......     S-50
  Defaulted Receivables; Dilution...     S-51
  Investor Charge-Offs..............     S-51
  Principal Funding Account.........     S-52
  Accumulation Period Reserve
     Account........................     S-52
  Paired Series.....................     S-53
  Defeasance........................     S-54
  Final Payment of Principal;
     Termination....................     S-54
  Pay Out Events....................     S-55
  Servicing Compensation and Payment
     of Expenses....................     S-57
  Reports to Securityholders........     S-57
LISTING AND GENERAL INFORMATION.....     S-58
ERISA CONSIDERATIONS................     S-58
  Offered Securities................     S-59
UNDERWRITING........................     S-60
INDEX OF TERMS FOR PROSPECTUS
  SUPPLEMENT........................     S-62
ANNEX I: PREVIOUSLY ISSUED SERIES...    A-I-1

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     The attached prospectus provides general information about Metris Master Trust, including terms and conditions that are generally applicable to the securities issued by the Trust. The specific terms of Series 2001-2 are described in this supplement.

     This supplement begins with several introductory sections describing your series and the Trust in abbreviated form:

     - Summary of Terms provides important amounts, dates and other terms of your series;

     - Structural Summary gives a brief introduction of the key structural features of your series and directions for locating further information;

     - Selected Trust Portfolio Summary Data gives certain financial information about the assets of the Trust; and

     - Risk Factors describes risks that apply to your series.

     As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this supplement. You can also directly reference key topics by looking at the table of contents in this supplement and the attached prospectus.

TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ATTACHED PROSPECTUS AND THIS SUPPLEMENT IN THEIR ENTIRETY.

                                SUMMARY OF TERMS

Trust:                                     Metris Master Trust--"Trust"
Transferor:                                Metris Receivables, Inc.
Servicer:                                  Direct Merchants Credit Card Bank, National Association--
                                           "Direct Merchants Bank"
Trustee:                                   U.S. Bank National Association
Interest Rate Cap Provider:*               Bank of America, N.A.
Pricing Date:                              May 24, 2001
Closing Date:                              June 1, 2001
Clearance and Settlement:                  DTC/Clearstream/Euroclear
Trust Assets:                              receivables originated in MasterCard and VISA accounts,
                                           including recoveries on charged-off receivables, and
                                           amounts in the pre-funding account
Pre-Funded Amount:                         up to $150,000,000
Scheduled End of Funding Period:           July 31, 2001

Series Structure:                Amount                           % of Total Series
Class A                          $559,392,000                     67.50%
Class B                          $99,448,000                      12.00%
Excess Collateral                $169,889,282                     20.50%
Annual Servicing Fee:            2.0%
                                 CLASS A                          CLASS B
Anticipated Ratings:             Aaa/AAA/AAA                      A1/A/A+
  (Moody's/Standard & Poor's/
  Fitch)
Enhancement:                     subordination of Class B and     subordination of the excess
                                 the excess collateral and        collateral and interest rate
                                 interest rate caps               caps
Interest Rate:                   one-month LIBOR + 0.32% p.a.     one-month LIBOR + 1.08% p.a.
Interest Accrual Method:         actual/360                       actual/360
Interest Payment Dates:          monthly on the 20th              monthly on the 20th
Interest Rate Index Reset        2 London business days before    2 London business days before
  Date:                          each interest payment date       each interest payment date
First Interest Payment Date:     July 20, 2001                    July 20, 2001
Expected Final Payment Date:     May 22, 2006                     June 20, 2006
Commencement of Accumulation
Period (subject to               Last day of April 2005           N/A
adjustment):
Series 2001-2 Legal Final
Maturity:                        November 20, 2009                November 20, 2009

------------
* The interest rate caps will have a limited notional amount that at no time will exceed a specified percentage of the excess collateral as described in this prospectus supplement.

                               STRUCTURAL SUMMARY

     This summary briefly describes certain major structural components of Series 2001-2. To fully understand the terms of Series 2001-2 you will need to read both this supplement and the attached prospectus in their entirety.

THE SERIES 2001-2 SECURITIES

Your securities represent the right to a portion of collections on the underlying Trust assets and the portion of the proceeds from the sale of the securities to be deposited into a pre-funding account on the day of closing and used by the Trust to invest in receivables. Your securities will also be allocated a portion of losses on receivables, if any. Any collections allocated to your series will be used to make interest or principal payments, to pay a portion of the fees of Direct Merchants Credit Card Bank, N.A. as servicer and to cover losses allocated to your series. Any collections allocated to your series in excess of the amount owed to you or Direct Merchants Credit Card Bank, N.A. as servicer will be shared with other series of securities issued by Metris Master Trust, or returned to Metris Receivables, Inc. In no case will you receive more than the principal and interest owed to you under the terms described in this supplement and the attached prospectus.

At the same time as the Class A securities and the Class B securities are issued, the trust will issue an interest in the trust called the excess collateral in the amount of $169,889,282 as part of Series 2001-2. The excess collateral will have certain rights as if the excess collateral were a subordinated class of securities. The excess collateral is not offered by this prospectus supplement.

For further information on allocations and payments, see "Description of the Offered Securities--Allocation Percentages" and "--Application of Collections" in this supplement. For further information about the receivables supporting your securities, see "The Receivables" and "Receivable Yield Considerations" in this supplement. For further information about the pre-funding account supporting your securities and related matters, see "Description of the Offered Securities--Pre-Funding Account and Funding Period" and "--Funding Period Reserve Account" in this supplement. For a more detailed discussion of the securities, see "Description of the Offered Securities" in this supplement and "Description of the Securities" in the attached prospectus.

ENHANCEMENT

Subordination: Your securities feature credit enhancement by means of the subordination of other interests, which are intended to protect you from losses and shortfalls in cash flow. Credit enhancement for your series is for your series' benefit only. Credit enhancement is provided to Class A by the following:

     - subordination of Class B; and

     - subordination of the excess collateral.

Credit enhancement is provided to Class B by the following:

     - subordination of the excess collateral.

The effect of subordination is that the more subordinated interests will absorb any losses allocated to Series 2001-2, and make up any shortfalls in cash flow, before the more senior interests are affected. On the closing date the excess collateral will be $169,889,282, or 20.50% of the sum of the initial Class A invested amount, the initial Class B invested amount and the initial excess collateral amount. If the cash flow and any subordinated interest do not cover all losses allocated to Series 2001-2, your payments of interest and principal will be reduced and you may suffer a loss of principal.

In addition to being subject to reduction as described in "Description of the Offered Securities--Subordination" and "--Redirected Principal Collections" in this supplement, if certain conditions are satisfied, the Excess Collateral Amount may be reduced to a minimum level with the consent of the rating agencies selected by Metris Receivables, Inc. to rate your securities.

For a more detailed description of the subordination provisions of Series 2001-2, see "Description of the Offered Securities--Subordination" in this supplement. For a discussion of losses, see "Description of the Offered Securities--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in this supplement. See "Risk Factors" in this supplement for more detailed discussions of the risks of investing in Series 2001-2.

Interest Rate Caps: Your securities will have the benefits of enhancement by means of payments under interest rate caps to the limited extent described under "Description of the Offered Securities--The Interest Rate Caps" in this supplement. This enhancement is for your series' benefit only. The interest rate caps provide an additional resource for interest payments on the Class A securities, the Class B securities and the excess collateral, in that priority, if LIBOR is greater than 10.50%. The interest rate caps will, however, have a limited notional amount that at no time will exceed a specified percentage of the excess collateral.

METRIS MASTER TRUST

Metris Master Trust has previously issued twelve other series that Metris Receivables, Inc. expects will be outstanding on the date of issuance of your series. Metris Master Trust is maintained by the trustee for the benefit of:

     - securityholders of Series 2001-2;

     - securityholders of other series issued by Metris Master Trust;

     - providers of credit enhancements for Series 2001-2 and other series issued by Metris Master Trust; and

     - Metris Receivables, Inc.

For a summary of the terms of the previously issued series, see "Annex I:
Previously Issued Series."

Each series has a claim to a fixed or variable dollar amount of Metris Master Trust's assets, regardless of the total amount of receivables in the Trust at any time. Metris Receivables, Inc. holds the remaining claim to Metris Master Trust's assets, which fluctuates with the total amount of receivables in the Trust.

For more information on Metris Master Trust's assets, see "Trust Credit Card Portfolio" and "The Receivables" in this supplement and "Direct Merchants Credit Card Bank, N.A. Activities" and "The Receivables" in the attached prospectus.

SCHEDULED PRINCIPAL PAYMENTS AND POTENTIAL EARLIER OR LATER PAYMENTS

Prior to the commencement of an accumulation or early amortization period for Series 2001-2, principal collections will be paid to Metris Receivables, Inc. or shared with other series that are amortizing or in an accumulation period.

Metris Master Trust is expected to pay the entire principal amount of Class A in one payment on May 22, 2006 and the entire principal amount of Class B in one payment on June 20, 2006, in each case if the early amortization period has not begun. In order to accumulate the funds to pay Class A on its expected final payment date, the Trust will accumulate principal collections in a principal funding account during an "accumulation period." Prior to the Class A expected final payment date, the length of the accumulation period will be as many months as is expected to be necessary for the accumulation of the Class A payment amount, but will not be less than one month. On the Class A expected final payment date, funds on deposit in the Principal Funding Account will be paid to the Class A securityholders.

If Class A is not fully repaid on its expected final payment date, Class A will begin to amortize by means of monthly payments of all principal collections allocated to Series 2001-2 until it is fully repaid.

After Class A is fully repaid, Class B will receive a principal payment on its expected final payment date. If Class B is not fully repaid on its expected final payment date, Class B will begin to amortize by means of monthly payments of all principal collections allocated to Series 2001-2 until it is fully repaid.

For more information on expected principal payments and the accumulation period, see "Maturity Considerations," "Description of the Offered Securities--Principal Payments," "--Postponement of Accumulation Period" and "--Application of Collections--Payment of Principal" in this supplement and "Description of the Securities--Principal" and "--Accumulation Period" in the attached prospectus.

MINIMUM YIELD ON THE RECEIVABLES; POSSIBLE EARLY PRINCIPAL REPAYMENT OF SERIES 2001-2

Your securities may be repaid earlier than their expected principal repayment date if collections on the underlying receivables, together with other amounts available for payment to securityholders, are too low. The minimum amount that must be available for payment to Series 2001-2 in any month, referred to as the "base rate," is the sum of the weighted average of the Class A interest rate, the Class B interest rate and the excess collateral minimum rate, in each case for the related interest accrual period, plus the servicing fee for the related month. If the average yield after reduction for receivable defaults for Series 2001-2 for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to Series 2001-2 and the Trust will commence an "early amortization period" for Series 2001-2, and you may receive principal payments earlier than your expected final payment date.

Series 2001-2 is also subject to several other pay out events, which could cause Series 2001-2 to amortize, and which are summarized under the heading "Description of the Offered Securities--Pay Out Events" in this supplement. If Series 2001-2 begins to amortize, Class A will receive monthly payments of principal until it is fully repaid and, after Class A is fully repaid, Class B will receive monthly payments of principal until it is fully repaid. In that event, your securities may be repaid prior to your expected final payment date.

The final payment of principal and interest on Class A and Class B will be made no later than November 20, 2009, which is the Series 2001-2 legal final maturity date.

For more information on pay out events, the portfolio yield and base rate, early principal payment and early amortization, see "Maturity Considerations," "Description of the Offered Securities--Principal Payments," "--Final Payment of Principal; Termination" and "--Pay Out Events" in this supplement and "Description of the Securities--Principal," "--Early Amortization Period" and "--Final Payment of Principal; Termination" in the attached prospectus.

INCOME TAX STATUS OF CLASS A, CLASS B AND METRIS MASTER TRUST

Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to Metris Receivables, Inc., is of the opinion that:

     - under existing law the Class A and the Class B securities will be characterized as debt for U.S. federal income tax purposes; and

     - Metris Master Trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For more information regarding the application of U.S. federal income tax laws, see "Income Tax Matters" in the attached prospectus.

ERISA CONSIDERATIONS

The underwriters do not anticipate that the Class A securities or the Class B securities will meet the criteria for treatment as "publicly-offered securities." As such, employee benefit and other plans subject to ERISA or
Section 4975 of the U.S. Internal Revenue Code cannot acquire Class A securities or Class B securities. Prohibited investors include:

     - "employee benefit plans" as defined in Section 3(3) of ERISA;

     - any "plan" as defined in Section 4975 of the U.S. Internal Revenue Code; and

     - any entity whose underlying assets may be deemed to include "plan assets" under ERISA by reason of any such plan's investment in the entity, including insurance company general accounts.

By purchasing any Class A securities or Class B securities you certify that you are not within any of those categories.

For more information regarding the application of ERISA, see "ERISA Considerations" in this supplement and "ERISA Considerations" in the attached prospectus.

MAILING ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES

The mailing address of Metris Receivables, Inc. is 10900 Wayzata Boulevard, Room 723, Minnetonka, Minnesota 55305, and the telephone number is (952) 417-5645.

                     SELECTED TRUST PORTFOLIO SUMMARY DATA

             GEOGRAPHIC DISTRIBUTION OF ACCOUNTS IN TRUST PORTFOLIO
                              AS OF MARCH 31, 2001
[PIE CHART]

CALIFORNIA                                     TEXAS                 NEW YORK               FLORIDA                 OTHER
----------                                     -----                 --------               -------                 -----
11.7                                            8.90                   7.80                   7.20                  64.40

The chart above shows the geographic distribution of the accounts in the Trust portfolio among the 50 states and the District of Columbia. Other than the states specifically shown in the chart, no state accounts for more than 5% of the accounts in the Trust portfolio.

                RECEIVABLES IN TRUST PORTFOLIO BY AGE OF ACCOUNT
                              AS OF MARCH 31, 2001
[PIE CHART]

0-6 MONTHS                       7-12 MONTHS      13-24 MONTHS      25-36 MONTHS      37-48 MONTHS      49-60 MONTHS
----------                       -----------      ------------      ------------      ------------      ------------
0.5                                  7.4              16.4              22.9              15.7              18.4

0-6 MONTHS                       60+ MONTHS
----------                       ----------
0.5                                 18.7

The chart above shows the percentage of the receivables in the Trust portfolio arising under accounts within the age brackets shown. As of March 31, 2001, the average age of the Accounts in the Trust Portfolio was approximately 42 months.

[LINE GRAPH]

                                                       TOTAL YIELD                 CHARGE-OFFS                PAYMENT RATE
                                                       -----------                 -----------                ------------
Jan                                                       25.21                       10.42                       6.68
                                                          29.82                       12.26                       7.07
Mar                                                       30.45                       11.34                       8.04
                                                          27.17                       12.84                       7.16
May                                                       27.39                       11.62                       7.29
                                                          27.03                       12.12                       7.03
Jul                                                       25.99                       11.72                       7.09
                                                          26.80                       10.66                       7.52
Sep                                                       25.90                       10.93                       6.82
                                                          27.21                       10.56                       7.45
Nov                                                       28.02                       10.62                       7.27
                                                          26.54                       10.00                       7.07
Jan                                                       25.81                       10.37                       6.74
                                                          29.85                       11.39                       7.25
Mar                                                       28.75                       11.86                       7.81
                                                          27.21                       10.84                       7.03
May                                                       27.69                       11.07                       7.37
                                                          27.35                       11.25                       6.94
July                                                      25.46                       11.10                       6.77
                                                          27.48                       11.52                       7.16
                                                          26.88                       11.18                       6.76
Oct                                                       26.78                       12.15                       6.96

The chart above shows the total yield, charge-off rate and payment rate for the Trust portfolio for each month from January 2000 to March 2001.

"TOTAL YIELD" for any month means the total amount of collected finance charge receivables, including annual fees and other charges, allocated to the Trust for the month, expressed as a percentage of average outstanding principal receivables for the month.

The amount of "CHARGE-OFFS" for any month is the amount of charged-off principal receivables recorded in the month expressed as a percentage of average outstanding principal receivables for the month.

The "PAYMENT RATE" for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of the total outstanding receivables at the end of the previous month.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the Class A or Class B securities described in this supplement.

POTENTIAL EARLY REPAYMENT OR
DELAYED PAYMENT DUE TO REDUCED
PORTFOLIO YIELD                   If the average Trust portfolio yield after
                                  reduction for receivable defaults for Series
                                  2001-2 for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to Series 2001-2 and the early amortization of Series 2001-2 will commence, and you may receive principal payments earlier than your expected final payment date. Moreover, if principal collections on receivables allocated to other series are available for application to an early amortization of any outstanding securities, the period during which that early amortization occurs may be substantially shortened. Because of the potential for early repayment if collections on the receivables fall below the minimum amount, any circumstances that tend to reduce collections may increase the risk of early repayment of Series 2001-2. Conversely, any reduction in collections may cause the period during which collections are retained for payment of your securities to be longer than otherwise would have been the case.

                                  The following factors could result in
                                  circumstances that tend to reduce collections:

                                  DIRECT MERCHANTS BANK MAY CHANGE THE TERMS AND CONDITIONS OF THE ACCOUNTS

                                  Direct Merchants Bank will transfer
                                  receivables arising under specified credit card accounts to Metris Companies Inc. which will sell those receivables to Metris Receivables, Inc. which will transfer those receivables to Metris Master Trust, but Direct Merchants Bank will continue to own those accounts. As the owner of those accounts, Direct Merchants Bank retains the right to change various terms and conditions of those accounts, including finance charges and other fees it charges and the required minimum monthly payment. Direct Merchants Bank may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns.

                                  Direct Merchants Bank has agreed that it will not reduce the periodic finance charges it charges on the receivables or other fees on any account if that action would cause Direct Merchants Bank to reasonably expect that the portfolio yield would be less than the base rate for any series, unless Direct Merchants Bank is required by law to reduce those charges or determines that reductions are necessary to maintain its credit card business, based on its good faith assessment of its business competition.

                                  Direct Merchants Bank has agreed that it will not change the terms of the accounts or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless it reasonably believes a pay out event would not occur for any series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

                                  METRIS RECEIVABLES, INC. MAY ADD ACCOUNTS TO
                                  THE TRUST PORTFOLIO

                                  In addition to the accounts already designated for Metris Master Trust, Metris Receivables, Inc. is permitted to designate additional accounts for the Trust portfolio and to transfer the receivables in those accounts to the Trust. If certain conditions are satisfied, Metris Receivables, Inc. can also elect to automatically designate additional accounts for the Trust portfolio and to transfer the receivables in those accounts to the Trust. Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the Trust, such as higher or lower fees or interest rates, or longer or shorter principal payment terms. Credit card receivables purchased by Metris Receivables, Inc. generated in accounts not currently designated for the Trust may be included as additional accounts, if certain conditions are satisfied. The account originator's underwriting criteria may be less or more stringent than those applied to accounts currently designated for the Trust. The new accounts and receivables may produce higher or lower collections or charge-offs over time than the accounts and receivables already in the Trust portfolio and could tend to reduce the amount of collections allocated to Series 2001-2.

                                  Also, if Metris Receivables, Inc.'s percentage interest in the accounts of the Trust falls to a minimum level, currently zero, Metris Receivables, Inc. will be required to maintain that level by designating additional accounts for the Trust portfolio and transferring the receivables in those accounts to the Trust. If Metris Receivables, Inc. is required to add accounts to the Trust portfolio, it may not have any accounts available to be added to the Trust portfolio. If Metris Receivables, Inc. fails to add accounts when required, a "pay out event" will occur and you could receive payment of principal sooner than expected. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus.

                                  SECURITY AND RECEIVABLES INTEREST RATE RESET
                                  TERMS MAY DIFFER

                                  Finance charges on certain of the accounts in the Metris Master Trust accrue at a variable rate above a designated prime rate. The interest rate of your security is based on LIBOR. Changes in LIBOR might not be reflected in the prime rate, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts and the amounts of interest payable on your securities and other amounts required to be funded out of collections of finance charge receivables.

                                  A decrease in the spread between collections of finance charge receivables and interest payments on your security could increase the risk of early repayment of your securities.

                                  CHANGES TO CONSUMER PROTECTION LAWS MAY IMPEDE DIRECT MERCHANTS BANK'S COLLECTION EFFORTS

                                  Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that Direct Merchants Bank can charge on credit card account balances, resulting in reduced collections and the potential for reduced portfolio yield, which could result in a pay out event. See "Description of the Offered Securities--Pay Out Events" in this supplement and "Description of the Securities--Pay Out Events" in the attached prospectus.

                                  Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Direct Merchants Bank makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the Trust portfolio. Subject to certain conditions described in the attached prospectus, Metris Receivables, Inc. must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the trustee under the pooling and servicing agreement will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time Metris Receivables, Inc. has to correct the violation, is that Metris Receivables, Inc. must accept reassignment of the receivables affected by the violation, subject to certain conditions. See "Description of the Securities--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the attached prospectus.

                                  If a cardholder sought protection under
                                  federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Description of the Offered Securities--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in this supplement and

                                  "Description of the Securities--Defaulted
                                  Receivables; Dilution" and "--Investor
                                  Charge-Offs" in the attached prospectus.

                                  SLOWER GENERATION OF RECEIVABLES COULD REDUCE COLLECTIONS

                                  The receivables transferred to the Trust may be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the Trust could result in reduced collections on those receivables. See "Maturity Considerations" in this supplement and in the attached prospectus.

POTENTIAL EARLY REPAYMENT DUE
TO NON-PERFORMANCE UNDER
INTEREST RATE CAPS                Metris Receivables, Inc. will obtain and
                                  pledge one or more interest rate caps to the trustee for the benefit of the holders of the Series 2001-2 securities. The interest rate caps provide an additional resource for interest payments on the Series 2001-2 securities if LIBOR is greater than 10.50%. If any provider of an interest rate cap does not make any required payment under the interest rate cap within 30 days of the date that payment was due, a pay out event for Series
                                  2001-2 will occur without any notice or other action on the part of the trustee or the holders of the Series 2001-2 securities. If a pay out event occurs, holders of the Series
                                  2001-2 securities will begin receiving
                                  payments of principal earlier than they
                                  otherwise would have, which may shorten the average life and maturity of the Series 2001-2 securities. See "Description of the Offered
                                  Securities--The Interest Rate Caps,"
                                  "--Interest Rate Cap Provider" and "--Pay Out
                                  Events" in this supplement.

LIMITED HISTORY OF DIRECT
MERCHANTS BANK, THE TRUST AND
THE TRUST PORTFOLIO               Direct Merchants Bank's predecessor began
                                  originating and servicing credit card accounts in March 1995. Direct Merchants Bank and its predecessor have had limited underwriting and servicing experience, and limited delinquency, default and loss experience with respect to the accounts. See "Trust Credit Card
                                  Portfolio" in this supplement and "Direct
                                  Merchants Credit Card Bank, N.A. Activities" in the attached prospectus.

                                  The Trust and Metris Receivables, Inc. were formed in May 1995 and have no substantial assets other than their interests in the receivables and the proceeds from the receivables.

                                  The Trust assets consist primarily of
                                  receivables generated from accounts originated since March 1995. As of March 31, 2001, approximately 15.7% of the accounts in the Trust portfolio had been originated within the last 12 months and approximately 34.3% of the accounts in the Trust portfolio had been originated within the last 24 months. As a result, the current portfolio history may not be indicative of the portfolio performance as the receivables and accounts mature. See the "Receivables in Trust

                                  Portfolio by Age of Account" pie chart in "Selected Trust Portfolio Summary Data" in this supplement.

THE EFFECT ON SECURITYHOLDERS
OF CERTAIN LITIGATION AND
REGULATORY ACTION AGAINST
DIRECT MERCHANTS BANK, METRIS
COMPANIES INC. AND THEIR
AFFILIATES IS UNCLEAR             LITIGATION

                                  Metris Companies Inc. has developed and
                                  implemented compliance functions to monitor its operations to ensure that it complies with all applicable laws. However, Metris Companies Inc. is a party to various legal proceedings resulting from ordinary business activities relating to its operations.

                                  In July 2000 an amended complaint was filed in Hennepin County Court in Minneapolis, Minnesota against Metris Companies Inc., Metris Direct, Inc. and Direct Merchants Bank. The complaint seeks damages in unascertained amounts and purports to be a class action on behalf of all cardholders who were issued a credit card by Direct Merchants Bank and were assessed fees or charges that the cardholder did not authorize. Specifically, the complaint alleges violations of the Minnesota Prevention of Consumer Fraud Act, the Minnesota Deceptive Trade Practices Act and breach of contract. We filed our answer to the complaint in August 2000. To date, the complaint has not been certified as a class action claim. We believe we have numerous substantive legal defenses to these claims and are prepared to vigorously defend the case. Because we are unable to estimate the damages at this time, there can be no assurance that defense or resolution of these matters will not have a material adverse effect on our financial position.

                                  REGULATORY ACTION

                                  Regulators are authorized to impose penalties for violations of various federal consumer protection laws and, in certain cases, to order Direct Merchants Bank to pay restitution to cardholders. Direct Merchants Bank's activities as a credit card lender are subject to regular review and examination by federal regulators to assess compliance with these laws.

                                  On May 3, 2001, Direct Merchants Bank agreed to a Stipulation and Consent to the Issuance of a Consent Order with the Office of the Comptroller of the Currency (the "OCC"). The Consent Order requires Direct Merchants Bank to reimburse and make restitution to persons who applied for and received a credit card in connection with certain of its credit card solicitations from March 1999 to June 1, 2000. Under the terms of the Stipulation and Consent, Direct Merchants Bank consented to the issuance of the Consent Order but made no admission or agreement on the merits of the OCC's assertions. Direct Merchants Bank believes that neither its agreement to the Stipulation and Consent nor the issuance of the Consent Order will significantly affect its operations or capital position. However, we cannot assure you of this result.

                                  The OCC has also indicated that it is
                                  considering whether or not to pursue an
                                  assessment of civil money penalties and has given Direct Merchants Bank an opportunity to provide information to the OCC bearing on whether imposing a penalty would be appropriate and the severity of any penalty. The statutory provisions pursuant to which a civil money penalty could be assessed give the OCC broad discretion in determining whether or not a penalty will be assessed and, if so, the amount of the penalty. Because we are unable at this time to determine whether or not any civil money penalty will be assessed, we cannot assure you that the resolution of this matter will not have a material adverse effect on Direct Merchants Bank's operations or capital position.

LIMITED ABILITY TO RESELL
SECURITIES                        The underwriters may assist in resales of your
                                  securities but they are not required to do so.
                                  A secondary market for any such securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

CERTAIN LIENS COULD BE GIVEN
PRIORITY OVER YOUR SECURITIES     Direct Merchants Bank accounts for the
                                  transfer of the receivables to Metris
                                  Companies Inc. as a sale. Metris Companies
                                  Inc. accounts for the transfer of the
                                  receivables to Metris Receivables, Inc. as a sale. Metris Receivables, Inc. accounts for the transfer of the receivables to the Trust as a sale. However, a court could conclude that the Trust holds only a security interest.
                                  Direct Merchants Bank, Metris Companies Inc.
                                  and Metris Receivables, Inc. will take steps to give the trustee a "first priority perfected security interest" in the receivables in the event a court concludes
                                  Metris Receivables, Inc. or Metris Companies
                                  Inc. or Direct Merchants Bank still owns the receivables. If Direct Merchants Bank became insolvent and the Federal Deposit Insurance
                                  Corporation (the "FDIC") were appointed
                                  conservator or receiver of Direct Merchants
                                  Bank, the FDIC's administrative expenses might be paid from the receivables before the Trust received any payments on the receivables. If a court concludes that the transfer to the Trust is only a grant of a security interest in the receivables, certain liens on Direct Merchants
                                  Bank's, Metris Companies Inc.'s or Metris
                                  Receivables, Inc.'s property arising before new receivables come into existence may get paid before the Trust's interest in those receivables. Those liens include a tax or governmental lien or other liens imposed under the law without the consent of Direct
                                  Merchants Bank, Metris Companies Inc. or
                                  Metris Receivables, Inc. See "Certain Legal
                                  Aspects of the Receivables--Transfer of
                                  Receivables" and "Description of the
                                  Securities--Representations and Warranties" in the attached prospectus.

INSOLVENCY OR BANKRUPTCY OF
METRIS RECEIVABLES, INC.,
DIRECT MERCHANTS BANK OR
METRIS COMPANIES INC. COULD
RESULT IN ACCELERATED, DELAYED
OR REDUCED PAYMENTS TO
SECURITYHOLDERS                   The Federal Deposit Insurance Act, as amended
                                  by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), provides that a security interest granted by Direct Merchants Bank would be respected to the extent that--

                                  - the grant of the security interest and the
                                    related transaction documents comply with the regulatory requirements of the FDIA;

                                  - the security interest was perfected before
                                    the FDIC is appointed as conservator or
                                    receiver for Direct Merchants Bank; and

                                  - the security interest was not taken in
                                    contemplation of Direct Merchant Bank's
                                    insolvency or with the intent to hinder, delay or defraud Direct Merchant Bank or its creditors.

                                  Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by Direct Merchants Bank in the receivables. If the FDIC were to assert a contrary position, however, payments of outstanding principal and interest could be delayed or possibly reduced. Furthermore, the FDIC could--

                                  - require the trustee for the Trust to go
                                    through an administrative claims procedure to establish its right to payments collected on the receivables;

                                  - request a stay of any actions by the trustee
                                    to enforce the security interest, any
                                    transaction document or the securities
                                    against Direct Merchants Bank; or

                                  - repudiate the transaction documents to which
                                    Direct Merchants Bank is a party and limit the Trust's resulting claim to "actual direct compensatory damages" measured as of the date of conservatorship or receivership.

                                  See "Certain Legal Aspects of the
                                  Receivables--Certain Matters Relating to
                                  Bankruptcy or Receivership" in the attached prospectus.

                                  If the FDIC were to take any of those actions, your payments of outstanding principal and interest could be delayed and possibly reduced.

                                  If a conservator or receiver were appointed for Direct Merchants Bank, or in the event of a bankruptcy or other insolvency related events of Metris Companies Inc. or Metris Receivables, Inc., then a "pay out event" could occur for all outstanding series. Under the terms of the pooling and servicing agreement, new principal receivables would not be transferred to the Trust and the trustee would sell the receivables (unless holders of more than 50% of the invested amount of each class of outstanding securities gave the trustee other instructions). The Trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full.

                                  The conservator, receiver or bankruptcy court may nonetheless have the power, regardless of the terms of the pooling and servicing agreement or the instructions of holders of the securities, (a) to prevent or cause the beginning of an early amortization period, (b) to prevent or cause the early sale of the receivables and termination of the Trust or
                                  (c) to require or prohibit the transfer of new principal receivables to the Trust.

                                  In addition, a court overseeing the servicer's bankruptcy case may have the power to prevent either the trustee or the securityholders from appointing a new servicer. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership" in the attached prospectus.

NEGATIVE CARRY ON AMOUNTS ON
DEPOSIT IN TRUST ACCOUNTS MAY
REDUCE YIELD                      Any amounts deposited in the excess funding
                                  account and the principal funding account may be invested in investments earning a rate less than the yield from collections of finance charge receivables, resulting in a reduction of amounts available to make payments to securityholders.

ISSUANCE OF ADDITIONAL SERIES
BY THE TRUST MAY AFFECT THE
TIMING OF PAYMENTS                Metris Master Trust, as a master trust, may
                                  issue series of securities from time to time.
                                  The Trust may issue additional series with terms that are different from your series without the prior review or consent of any securityholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series.

                                  However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series. See "Description of the Securities--Exchanges" in the attached prospectus and "Description of the Offered Securities--Paired Series" in this supplement.

INDIVIDUAL SECURITYHOLDERS
WILL HAVE LIMITED CONTROL OF
TRUST ACTIONS                     Securityholders of any series or any class
                                  within a series may need the consent or
                                  approval of a specified percentage of the investor interest of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after Direct Merchants
                                  Bank, as servicer, defaults on its obligations under the pooling and servicing agreement, to amend the pooling and servicing agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of Metris Receivables,

                                  Inc.'s representations and warranties. The interests of the securityholders of any such series may not coincide with yours, making it more difficult for any particular securityholder to achieve the desired results from such vote.

RATING OF YOUR SECURITIES MAY
BE REDUCED                        Your securities will only be issued if they
                                  are rated at least "AAA" in the case of the Class A securities, or at least "A" in the case of the Class B securities, or the equivalent by at least one nationally recognized rating agency. The ratings will be based primarily on an assessment of the receivables in the Trust, the amounts held in any trust account for your benefit, and the subordination of subordinated interests for the benefit of your securities.

CLASS B BEARS ADDITIONAL
CREDIT RISK                       If you purchase a Class B security, your right
                                  to receive principal payments is subordinated to the payment in full of the Class A securities. No principal will be paid to you until the full amount of principal has been paid on the Class A securities.

                                  In addition, if Class A's share of collections of finance charge receivables and certain other amounts allocated to Series 2001-2, excess finance charges, transferor finance charge collections and the excess collateral's share of principal collections are not sufficient to make all required payments for the Class A securities, collections of principal receivables allocated to Class B may be diverted to Class A. If this occurs, the Class B invested amount and future allocations to Class B would be reduced.

                                  Also, if Class A's share of losses on the receivables exceeds the collections and the credit enhancement available to cover those losses, and the excess collateral amount is reduced to zero, the Class B invested amount will be reduced to avoid reducing the Class A invested amount. If this occurs, the Class B invested amount and future allocations to Class B would be reduced.

                                  As a result of the subordination, if you hold Class B securities you may receive payments of interest or principal later than you expect or you may not receive the full amount of expected principal and interest.

CERTAIN CONSIDERATIONS
REGARDING NEGATIVE CARRY IN
CONNECTION WITH FUNDING PERIOD    Initially your interest in the receivables in
                                  the Trust will be less than the outstanding principal amount of your securities to the extent of the pre-funded amount allocated to your securities. Investment earnings on the pre-funded amount will be used like finance charge collections allocated to your series to make interest and other payments, but the yield on those investments will probably be less than the yield on the receivables. As receivables are added to the Trust through July 31, 2001, the pre-funded amount will decrease and your interest in the receivables in the Trust will increase by a corresponding amount up to the full outstanding principal amount of Series 2001-2. If your interest in the receivables in the Trust does not equal the full outstanding principal amount of Series 2001-2 by the end of July
                                  2001, the amounts remaining on deposit in the pre-funding account will be deposited into the excess funding account. Investment earnings on amounts deposited in the excess funding account allocated to your series will be used like finance charge collections to make interest and other payments, but the yield on those investments will probably be less than the yield on the receivables. In each of these instances, the amounts available to make payments to securityholders would be reduced.

                          TRUST CREDIT CARD PORTFOLIO

     Capitalized items are defined in the attached prospectus or in this supplement. Definitions are indicated by boldface type. Both the attached prospectus and this supplement contain an index of terms listing the page numbers where definitions can be found.

GENERAL

     The receivables (the "RECEIVABLES") conveyed or to be conveyed to the Trust pursuant to a pooling and servicing agreement (as the same may be amended from time to time, the "AGREEMENT"), among Metris Receivables, Inc. (the "TRANSFEROR"), Direct Merchants Bank, as Servicer of the Receivables, and U.S. Bank National Association (as successor to The Bank of New York (Delaware), the "TRUSTEE"), as supplemented by the supplement relating to the Securities (the "SERIES 2001-2 SUPPLEMENT") (the term "POOLING AND SERVICING AGREEMENT," unless the context requires otherwise, refers to the Pooling and Servicing Agreement as supplemented by the Series 2001-2 Supplement) have been or will be generated from transactions made by holders of certain designated MasterCard(R) and VISA(R) credit card accounts (the "ACCOUNTS") and, subject to certain conditions, may also include, although they do not currently include, receivables generated from transactions made by holders of other general purpose credit card accounts originated or acquired by Direct Merchants Bank. Each Class A Floating Rate Asset Backed Security, Series 2001-2 (collectively, the "CLASS A SECURITIES"), each Class B Floating Rate Asset Backed Security, Series 2001-2 (collectively, the "CLASS B SECURITIES" and, together with the Class A Securities, the "OFFERED SECURITIES") and the Excess Collateral, Series 2001-2 (the "EXCESS COLLATERAL" and, together with the Offered Securities, the "SECURITIES" or the "SERIES 2001-2 SECURITIES") will represent the right to receive certain payments from the Metris Master Trust, created pursuant to the Pooling and Servicing Agreement. As used in this prospectus supplement, the term "SECURITYHOLDERS" refers to holders of the Securities, the term "CLASS A SECURITYHOLDERS" refers to holders of the Class A Securities, the term "CLASS B SECURITYHOLDERS" refers to holders of the Class B Securities and the term "EXCESS COLLATERAL HOLDER" refers to the holder of the Excess Collateral. As of March 31, 2001, the Metris Master Trust had approximately 3.0 million credit card accounts and approximately $6.9 billion in Receivables; Fingerhut customers represented approximately 36% of the accounts and approximately 40% of the Receivables.

GROWING CREDIT CARD PORTFOLIO BY PORTFOLIO ACQUISITIONS

     In the first quarter of 1997, Direct Merchants Bank acquired a credit card portfolio from a California based credit union which, as of August 31, 1997, had approximately 18,500 accounts with balances of approximately $36 million. In September 1997, Direct Merchants Bank acquired an approximately $317 million credit card portfolio consisting of approximately 260,000 accounts from Key Bank USA, National Association, of which approximately 197,000 accounts were active accounts. In June 1998, Direct Merchants Bank acquired a credit card portfolio from Huntington BancShares which had approximately 42,000 accounts with balances of approximately $100 million. Such accounts have been designated as Supplemental Accounts the Receivables of which have been transferred to the Trust.

     In October 1997, Direct Merchants Bank acquired a credit card portfolio consisting of approximately 460,000 accounts from Mercantile Bank National Association, of which approximately 240,000 accounts were active accounts. The Transferor designated approximately 177,000 of the accounts acquired from Mercantile Bank National Association as Supplemental Accounts and transferred the Receivables in those Supplemental Accounts to the Trust on October 27, 2000. Receivables in those Supplemental Accounts equaled approximately $200 million.

     On December 9, 1998, Direct Merchants Bank acquired a portion of the consumer credit card portfolio of PNC National Bank (the "PNC PORTFOLIO"). The Transferor designated approximately 30,861 accounts from the PNC Portfolio as Supplemental Accounts and transferred the Receivables in those Supplemental Accounts to the Trust on April 27, 2001. Receivables in those Supplemental Accounts equaled approximately $115 million. The Transferor designated approximately 66,649 accounts from the PNC Portfolio as Supplemental Accounts and transferred the Receivables in those Supplemental Accounts to the Trust on May 18, 2001. Receivables in those Supplemental Accounts equaled approximately

$200 million. On or about the Closing Date, the Transferor expects to designate substantially all of the remaining accounts comprising the PNC Portfolio as Supplemental Accounts and to transfer the Receivables in those Supplemental Accounts to the Trust. As of the end of the day on May 23, 2001, the portion of the PNC Portfolio not yet transferred to the Trust consisted of approximately 252,958 accounts with total receivables equal to approximately $29 million.

     In June 1999, Metris acquired a portfolio of approximately 485,000 active accounts and approximately $1.2 billion of credit card receivables from General Electric Capital Corporation, a unit of the General Electric Company (the "GE PORTFOLIO"). The Transferor designated approximately 15,865 accounts from the GE Portfolio as Supplemental Accounts and transferred the Receivables in those Supplemental Accounts to the Trust on May 18, 2001. Receivables in those Supplemental Accounts equaled approximately $50 million.

     In August 2000, Direct Merchants Bank acquired a credit card portfolio consisting of approximately 282,000 accounts and approximately $186 million of credit card receivables from Banco Popular North America, of which approximately 184,000 accounts were active accounts. While none of these accounts has been designated as an Account, the Transferor may determine to add such accounts as Accounts designated to have their Receivables transferred to the Trust in the future.

     The accounts described above which the Transferor has not yet designated as Supplemental Accounts were originated using criteria different from those which were applied in originating the Accounts designated on the Initial Closing Date or to previously-designated Supplemental Accounts because such accounts were originated at different dates, under different underwriting criteria and by a different institution. Consequently, there can be no assurance that Supplemental Accounts designated in the future from such accounts or from other acquisitions of accounts, if any, will be of the same credit quality as previously designated Accounts.

ASSESSMENT OF FEES AND FINANCE AND OTHER CHARGES

     A billing statement is sent to cardholders at the end of each monthly billing cycle in which the account has an outstanding balance greater than $1.00. Direct Merchants Bank uses third party processors to process certain cardholder payments. When an account is established, it is assigned a billing cycle. With minor exceptions, the minimum payment due each month for each account is equal to the greater of a minimum dollar amount or a minimum percentage of the outstanding balance shown on the statement, plus any amount past due, plus any amount over the cardholder's credit line. The Bank assesses an annual fee on some credit card accounts. The Bank may waive the annual membership fees, or a portion of those fees, in connection with the solicitation of new accounts depending on the credit terms offered, which are determined by the prospect's risk profile prior to solicitation or when the Bank determines a waiver to be appropriate considering the account's overall profitability. In addition to the annual fee, the Bank charges accounts certain other fees including: (i) a late fee with respect to any unpaid monthly payment if the Bank does not receive the required minimum monthly payment by the payment due date shown on the monthly billing statement, (ii) a cash advance fee for each cash advance, (iii) a fee with respect to each check submitted by a cardholder in payment of an account which is not honored by the cardholder's bank, (iv) an overlimit charge if, at any time during the billing cycle, the total amount owed exceeds the cardholder's credit line by at least $30 and (v) a card processing or application fee for some card offers. Unless otherwise arranged between the Bank and the cardholder, any cash advance fee, late payment fee, returned check fee, overlimit fee, annual fee or other administrative fee is added to the account and treated as a purchase.

     Periodic Finance Charges are not assessed in most circumstances if the entire balance on the account is paid by the due date, which is 25 days from the previous cycle billing date. Periodic Finance Charges are based upon the average daily balance outstanding on the account during the monthly billing cycle. The average daily balance is the sum of the daily unpaid balances of purchases and cash advances on each day of the monthly billing cycle divided by the number of days in such monthly billing cycle. Such unpaid balances are determined by deducting payments and credits, adding any unpaid finance charges and late charges and adding new purchases, cash advances and other charges, in each case as of the date of the transaction. If a payment in full is not received prior to the due date, finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day such advance is made until the advance is paid in full. These cash advance finance charges are applied to the average daily balance. Periodic Finance Charges are applied to the average daily balance.

     Payments by cardholders on the accounts are processed and applied first to any billed and unpaid fees, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by Direct Merchants Bank.

DELINQUENCY AND LOSS EXPERIENCE

     The Bank considers an account delinquent if the minimum payment due under that account is not received by the Bank on or before the due date.

     Efforts to collect delinquent credit card receivables are primarily made internally through the collection facilities of the Bank. For a description of the Bank's collection practices and policies, see "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus.

     The Bank's policy is to charge off an account at the end of the month during which the account becomes contractually one hundred eighty (180) days past due. If the Bank receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such account upon the earlier of (a) receipt of such notice and (b) the time period set forth in the previous sentence.

     The following tables set forth the delinquency and loss experience as of the dates and for each of the periods shown for the Trust Portfolio. There can be no assurance that the delinquency and loss experience for the Trust Portfolio will be similar to the historical experience set forth in the following table because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. In particular, reported loss and delinquency percentages for the portfolio may be reduced as a result of the addition of receivables in newly originated accounts. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding receivables balance for such portfolio which, for the Trust, is the denominator used to calculate the percentages set forth below. Newly originated or acquired accounts currently do not automatically become part of the Trust Portfolio but may be added from time to time at the option of Metris Receivables, Inc. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus.

                 DELINQUENCY EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                       AS OF DECEMBER 31,
                               AS OF MARCH 31,        -----------------------------------------------------
                                    2001                        2000                        1999
                          -------------------------   -------------------------   -------------------------
                                        PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                         OF TOTAL                    OF TOTAL                    OF TOTAL
                          RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                          -----------   -----------   -----------   -----------   -----------   -----------
Receivables
  Outstanding(1)........  $6,899,759      100.00%     $6,855,923      100.00%     $5,477,524      100.00%
Receivables Delinquent:
  30-59 Days............  $  173,043        2.51%     $  172,492        2.52%     $  128,542        2.35%
  60-89 Days............     133,488        1.93         130,077        1.90          92,035        1.68
  90 or More Days.......     297,680        4.32         282,101        4.11         202,212        3.69
                          ----------      ------      ----------      ------      ----------      ------
      Total.............  $  604,211        8.76%     $  584,670        8.53%     $  422,789        7.72%
                          ==========      ======      ==========      ======      ==========      ======

                             AS OF DECEMBER 31,
                          -------------------------
                                    1998
                          -------------------------
                                        PERCENTAGE
                                         OF TOTAL
                          RECEIVABLES   RECEIVABLES
                          -----------   -----------
Receivables
  Outstanding(1)........  $4,125,979      100.00%
Receivables Delinquent:
  30-59 Days............  $   99,840        2.42%
  60-89 Days............      67,959        1.65
  90 or More Days.......     149,361        3.62
                          ----------      ------
      Total.............  $  317,160        7.69%
                          ==========      ======

------------
(1) Receivables Outstanding consist of all amounts due from cardholders as posted to the Trust Accounts as of the date shown.

                   LOSS EXPERIENCE FOR THE TRUST PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                                                                       YEAR ENDED DECEMBER 31,
                                          THREE MONTHS ENDED    --------------------------------------
                                            MARCH 31, 2001         2000          1999          1998
                                          ------------------    ----------    ----------    ----------
Average Receivables Outstanding(2).......     $6,880,540        $5,911,181    $4,552,813    $3,231,883
Total Net Charge-Offs(3).................     $  192,068        $  582,341    $  453,199    $  355,279
Total Net Charge-Offs as a Percentage of
  Average Receivables Outstanding........           2.79%             9.85%         9.95%        10.99%
(Annualized).............................          11.32%             9.85%         9.95%        10.99%

------------
(1) The Trust reports charge-offs on a gross basis, not net of recoveries. Recoveries are treated as Finance Charge Collections and included in the calculation of Portfolio Yield.

(2) Average Receivables Outstanding is calculated by determining the daily average of outstanding balances for Trust Accounts for each month and then dividing the sum of such daily averages for such months by the number of months in such period.

(3) Total Net Charge-Offs are total charge-offs of Principal Receivables less Recoveries and do not include the amount of any reductions in total Principal Receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

RECOVERIES

     Pursuant to the terms of the Pooling and Servicing Agreement, the Bank will be required to transfer to the Trust all of the recoveries on charged-off Accounts in the Trust ("RECOVERIES"). In the event of any sale or other disposition of Receivables in Defaulted Accounts as provided in the Pooling and Servicing Agreement, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as Finance Charge Collections. See "--Delinquency and Loss Experience" above and "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus.

                                THE RECEIVABLES

GENERAL

     The Receivables conveyed to the Trust arise in Accounts selected by Metris Receivables, Inc. from the Direct Merchants Bank Portfolio on the basis of criteria set forth in the Pooling and Servicing Agreement as applied on or about May 30, 1995 (the "INITIAL CLOSING DATE") and, with respect to Supplemental Accounts, as of the related dates of their designations. On the Initial Closing Date, the Transferor transferred and assigned to the Trust all of its right, title and interest in and to the Receivables outstanding as of the Initial Closing Date, all of the Receivables thereafter created and the proceeds of all of the foregoing. Prior to such transfer and assignment and pursuant to the Purchase Agreement, FCI (as predecessor to Metris under the Purchase Agreement) contributed and sold to the Transferor all its right, title and interest in and to the Receivables existing as of the Initial Closing Date, all the Receivables thereafter created and all FCI's interest in the Bank Purchase Agreement with respect to the Receivables. Prior to such sale and contribution and pursuant to the Bank Purchase Agreement, Direct Merchants Bank sold to FCI (as predecessor to Metris under the Bank Purchase Agreement) all its right, title and interest in and to the Receivables existing as of the date of such agreement and all the Receivables arising from time to time thereafter. In connection with the realignment of FCI's subsidiaries in September 1996, FCI assigned to Metris all of FCI's rights and Metris assumed all of FCI's obligations under the Bank Purchase Agreement and the Purchase Agreement.

     Pursuant to the Pooling and Servicing Agreement, Metris Receivables, Inc. has the right, subject to certain limitations and conditions set forth in that agreement, to designate from time to time Supplemental

Accounts or Automatic Additional Accounts and to transfer to the Trust all Receivables of such Supplemental Accounts or Automatic Additional Accounts, whether such Receivables are then existing or thereafter created. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus. The Transferor has periodically designated Supplemental Accounts to be included as Accounts and intends, although no assurance can be given, to continue to designate additional Supplemental Accounts to be included as Accounts. In addition, prior to the Restart Date, if (i) on the tenth business day prior to any Determination Date, the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest, the Transferor is required to designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the Transferor Interest as a percentage of the aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Transferor Interest or (ii) on any Record Date, the aggregate Principal Receivables are less than the Minimum Aggregate Principal Receivables, the Transferor is required to designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the aggregate Principal Receivables after giving effect to such addition will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Supplemental Accounts shall be transferred to the Trust on or before the tenth business day following such Record Date. On any day on which the Receivables in Supplemental Accounts are to be transferred to the Trust, the Receivables in such Accounts shall be included as Eligible Receivables if they satisfy the requirements of the definition of "Eligible Receivables" set forth in the attached prospectus. "MINIMUM TRANSFEROR INTEREST" for any period means the product of (a) the sum of (1) the aggregate Principal Receivables and (2) the amounts on deposit in the Excess Funding Account and (b) the highest Minimum Transferor Percentage for any Series. "MINIMUM TRANSFEROR PERCENTAGE" means, for Series 2001-2 and each previously issued Series, 0%; provided, however, that in certain circumstances each such percentage may be increased. "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of Principal Collections for each Series then outstanding. Further, pursuant to the Pooling and Servicing Agreement, Metris Receivables, Inc. will have the right (subject to certain limitations and conditions) to designate certain Accounts and to require the Trustee to reconvey all Receivables in such Accounts (the "REMOVED ACCOUNTS") to Metris Receivables, Inc., whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by Metris Receivables, Inc. on the Initial Closing Date plus any Supplemental Accounts and Automatic Additional Accounts minus any Removed Accounts. As of the Initial Closing Date and, with respect to Receivables in Supplemental Accounts and Automatic Additional Accounts, as of the related date of their initial conveyance to the Trust, and on the date any new Receivables are created, Metris Receivables, Inc. will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Pooling and Servicing Agreement. See "Description of the Securities--Representations and Warranties" and "--Addition of Trust Assets" in the attached prospectus.

     The Receivables in the Trust Portfolio, as of the end of the day on March 31, 2001, included approximately $6,531,107,257 of Principal Receivables and approximately $368,637,248 of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $2,190 and an average credit limit of $5,242. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was approximately 44%. The average age of the Accounts was approximately 42 months. As of the end of the day on March 31, 2001, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 states and the District of Columbia.

     The following tables summarize the Trust Portfolio by various criteria as of the close of business on March 31, 2001. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time. The Transferor has added, and expects to add, to the Trust, in compliance with the provisions of the Pooling and Servicing Agreement, Receivables in Additional Accounts and Supplemental Accounts in addition to those reflected in the tables below, including (i) Receivables in Supplemental Accounts in an amount equal to approximately $115 million which the Transferor added to the Trust Portfolio on April 27, 2001, the accounts of which comprised a portion of the PNC Portfolio,
(ii) Receivables in Supplemental

Accounts in an amount equal to approximately $250 million which the Transferor added to the Trust Portfolio on May 18, 2001, the accounts of which comprise a portion of the PNC Portfolio and a portion of the GE Portfolio, (iii) Receivables in Supplemental Accounts in an amount not expected to exceed approximately $60 million which the Transferor expects to add to the Trust Portfolio on or about the Closing Date and (iv) Receivables in Supplemental Accounts comprising substantially all of the remaining portion of the PNC Portfolio, which the Transferor expects to add to the Trust on or about the Closing Date. As of the end of the day on May 23, 2001, the portion of the PNC Portfolio not yet transferred to the Trust consisted of approximately 252,958 accounts with total receivables equal to approximately $29 million.

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                            PERCENTAGE                         PERCENTAGE
                                                             OF TOTAL                           OF TOTAL
                                               NUMBER OF    NUMBER OF        RECEIVABLES       RECEIVABLES
            CREDIT LIMIT RANGE                 ACCOUNTS      ACCOUNTS        OUTSTANDING       OUTSTANDING
            ------------------                 ---------    ----------    -----------------    -----------
$0.00 -- $500.00...........................      105,488        3.5%      $   36,465,767.89         0.5%
$500.01 -- $1,000.00.......................      120,105        4.0           79,812,777.01         1.2
$1,000.01 -- 1,500.00......................      164,565        5.5          139,658,828.56         2.0
$1,500.01 -- $3,000.00.....................      502,713       16.9          661,660,898.81         9.6
$3,000.01 -- $5,000.00.....................      676,624       22.7        1,300,031,996.24        18.8
$5,000.01 -- $10,000.00....................    1,130,444       37.9        3,373,965,390.45        48.9
$10,000.01 & Greater.......................      282,009        9.5        1,308,148,846.33        19.0
                                               ---------      -----       -----------------       -----
       Total...............................    2,981,948      100.0%      $6,899,744,505.29       100.0%
                                               =========      =====       =================       =====

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                            PERCENTAGE                         PERCENTAGE
                                                             OF TOTAL                           OF TOTAL
                                               NUMBER OF    NUMBER OF        RECEIVABLES       RECEIVABLES
           ACCOUNT BALANCE RANGE               ACCOUNTS      ACCOUNTS        OUTSTANDING       OUTSTANDING
           ---------------------               ---------    ----------    -----------------    -----------
Credit Balance.............................       40,132        1.3%      $   (3,188,381.59)        0.0%
No Balance.................................      777,514       26.1                    0.00         0.0
$0.01 -- $500.00...........................      296,338        9.9           62,389,135.01         1.0
$500.01 -- $1,000.00.......................      195,752        6.6          147,609,303.07         2.1
$1,000.01 -- $1,500.00.....................      176,107        5.9          220,486,496.12         3.2
$1,500.01 -- $3,000.00.....................      480,307       16.1        1,072,153,011.80        15.5
$3,000.01 -- $5,000.00.....................      502,923       16.9        1,982,777,054.52        28.7
$5,000.01 & Greater........................      512,875       17.2        3,417,517,886.36        49.5
                                               ---------      -----       -----------------       -----
       Total...............................    2,981,948      100.0%      $6,899,744,505.29      100.0%
                                               =========      =====       =================       =====

           COMPOSITION BY GEOGRAPHIC DISTRIBUTION IN TRUST PORTFOLIO

                                                            PERCENTAGE                         PERCENTAGE
                                                             OF TOTAL                           OF TOTAL
                                               NUMBER OF    NUMBER OF        RECEIVABLES       RECEIVABLES
                 LOCATION                      ACCOUNTS      ACCOUNTS        OUTSTANDING       OUTSTANDING
                 --------                      ---------    ----------    -----------------    -----------
California.................................      349,704       11.7%      $  805,207,290.05        11.7%
Texas......................................      265,293        8.9          606,351,554.04         8.8
New York...................................      231,295        7.8          541,541,710.72         7.8
Florida....................................      214,295        7.2          510,744,479.32         7.4
Ohio.......................................      115,265        3.9          282,511,265.80         4.1
Illinois...................................      107,991        3.6          254,363,356.13         3.7
Pennsylvania...............................      105,691        3.5          245,265,017.97         3.6
Michigan...................................       81,570        2.7          194,373,165.69         2.8
New Jersey.................................       85,485        2.9          189,573,922.02         2.7
Georgia....................................       79,586        2.7          186,609,142.70         2.7
Virginia...................................       79,043        2.7          184,262,421.81         2.7
North Carolina.............................       75,348        2.5          171,887,886.62         2.5
Missouri...................................       73,084        2.5          165,591,577.78         2.4
Indiana....................................       62,329        2.1          154,126,396.67         2.2
Tennessee..................................       62,922        2.1          143,473,235.70         2.1
Maryland...................................       58,133        1.9          135,932,267.52         2.0
Massachusetts..............................       61,648        2.1          135,015,333.77         2.0
Other......................................      873,266       29.2        1,992,914,480.98        28.8
                                               ---------      -----       -----------------       -----
     Total.................................    2,981,948      100.0%      $6,899,744,505.29       100.0%
                                               =========      =====       =================       =====

                            MATURITY CONSIDERATIONS

     The Pooling and Servicing Agreement provides that Class A Securityholders will not receive payments of principal until the May 2006 Distribution Date (the "CLASS A EXPECTED FINAL PAYMENT DATE"), or earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period. The Pooling and Servicing Agreement also provides that the Class B Securityholders will not receive payments of principal until the June 2006 Distribution Date (the "CLASS B EXPECTED FINAL PAYMENT DATE"), or earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period (in either case, only after the Class A Invested Amount has been paid in full). The Pooling and Servicing Agreement also provides that the Excess Collateral Holder will not receive payments of principal until the June 2006 Transfer Date (the "EXCESS COLLATERAL EXPECTED FINAL PAYMENT DATE"), or earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization Period (in either case, only after the Class A Invested Amount has been paid in full and if the Class B Invested Amount will be paid in full on the related Distribution Date).

ACCUMULATION PERIOD

     The accumulation period (the "ACCUMULATION PERIOD") with respect to the Securities is scheduled to begin at the close of business on the last day of the April 2005 Monthly Period. Subject to the conditions set forth in this supplement under "Description of the Offered Securities--Postponement of Accumulation Period," the day on which the Revolving Period ends and the Accumulation Period begins may be delayed to no later than the close of business on the last day of the March 2006 Monthly Period. Unless a Pay Out Event has occurred, the Accumulation Period will end on the earliest to occur of (a) the commencement of the Early Amortization Period, (b) payment of the Invested Amount in full and (c) the Series 2001-2 Termination Date.

     Each Monthly Period during the Accumulation Period prior to the payment of the Class A Invested Amount in full, an amount equal to, for each Monthly Period, the least of (a) the Available Series 2001-2 Principal Collections for such Monthly Period, (b) the "CONTROLLED DEPOSIT AMOUNT" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Invested Amount will be deposited in the Principal Funding Account until the principal amount on deposit in the Principal Funding Account (the "PRINCIPAL FUNDING ACCOUNT BALANCE") equals the Class A Invested Amount. After the Class A Invested Amount has been paid in full, Available Series 2001-2 Principal Collections, to the extent required, will be distributed to the Class B Securityholders on each Distribution Date until the earlier of the date the Class B Invested Amount has been paid in full and the Series 2001-2 Termination Date. On the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full and on each subsequent Transfer Date, Available Series 2001-2 Principal Collections, to the extent required, will be distributed to the Excess Collateral Holder until the earlier of the date the Excess Collateral Amount has been paid in full and the Series 2001-2 Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Invested Amount in full on the Class A Expected Final Payment Date. Also, after the payment of the Class A Invested Amount in full, Available Series 2001-2 Principal Collections are expected to be available to pay the Class B Invested Amount in full on the Class B Expected Final Payment Date, and, after amounts have been applied to the payment of the Class B Invested Amount in full. Available Series 2001-2 Principal Collections are expected to be available to pay the Excess Collateral Amount in full on the Excess Collateral Expected Final Payment Date. Although it is anticipated that Available Series 2001-2 Principal Collections will be available during each Monthly Period in the Accumulation Period to make a deposit to the Principal Funding Account of the applicable Controlled Deposit Amount, that on the Class A Expected Final Payment Date the Class A Invested Amount will be paid to the Class A Securityholders, that on the Class B Expected Final Payment Date the Class B Invested Amount will be paid to the Class B Securityholders and that on the Excess Collateral Expected Final Payment Date the Excess Collateral Amount will be paid to the Excess Collateral Holder, no assurance can be given in that regard. If the amount required to pay the Class A Invested Amount, the Class B Invested Amount or the Excess Collateral Amount in full is not available on the Class A Expected Final Payment Date, the Class B Expected Final Payment Date or the Excess Collateral Expected Final Payment Date, as applicable, or if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Securityholders on the next Distribution Date and an amount equal to the Available Series 2001-2 Principal Collections will be paid to the Class A Securityholders on each succeeding Distribution Date until the earlier of the Distribution Date on which the Class A Invested Amount has been paid in full and the Series 2001-2 Termination Date. After the Class A Invested Amount has been paid in full, Available Series 2001-2 Principal Collections will be paid to the Class B Securityholders on each Distribution Date until the earlier of the date on which the Class B Invested Amount has been paid in full and the Series 2001-2 Termination Date. On and after the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount has been paid in full, Available Series 2001-2 Principal Collections will be paid to the Excess Collateral Holder on each Transfer Date until the earlier of the date on which the Excess Collateral Amount has been paid in full and the Series 2001-2 Termination Date. If the Available Series 2001-2 Principal Collections for any Monthly Period are less than the applicable Controlled Deposit Amount, the amount of such deficiency will be the applicable "ACCUMULATION SHORTFALL" for the succeeding Monthly Period. See "Description of the Offered Securities--Application of Collections--Payment of Principal" in this supplement.

     Other Series offered by the Trust may or may not have accumulation periods like the Accumulation Period or amortization periods like the Early Amortization Period, and such periods may have different lengths and begin on different dates than the Accumulation Period or Early Amortization Period described in this supplement. Thus, certain Series may be in their revolving periods while others are in periods during which Principal Collections are distributed to or accumulated for such other Series. In addition, other Series may allocate Principal Collections based upon different investor percentages. See "Description of the Securities--Exchanges" in the attached prospectus for a discussion of the potential terms of other Series. See "Annex I: Previously Issued Series" at the end of this supplement for a description of the terms of the previously issued Series.

EARLY AMORTIZATION PERIOD

     If a Pay Out Event occurs, then the Early Amortization Period will commence and the amounts on deposit in the Principal Funding Account or the Pre-Funding Account will be paid to the Class A Securityholders on the Distribution Date in the month following the commencement of such Early Amortization Period. In addition, to the extent that the Class A Invested Amount has not been paid in full, the Class A Securityholders will be entitled to monthly payments of principal equal to the Available Series 2001-2 Principal Collections on each Distribution Date with respect to such Early Amortization Period until the earlier of the date on which the Class A Invested Amount has been paid in full and the Series 2001-2 Termination Date. After the Class A Invested Amount has been paid in full and if the Series 2001-2 Termination Date has not occurred, Available Series 2001-2 Principal Collections will be paid to the Class B Securityholders on each Distribution Date until the earlier of the date on which the Class B Invested Amount has been paid in full and the Series 2001-2 Termination Date. On and after the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full and if the Series 2001-2 Termination Date has not occurred, Available Series 2001-2 Principal Collections will be paid to the Excess Collateral Holder on each Transfer Date until the earlier of the date on which the Excess Collateral Amount has been paid in full and the Series 2001-2 Termination Date.

     "EARLY AMORTIZATION PERIOD" means the period beginning on the earliest of
(a) the date on which a Pay Out Event occurs or is deemed to have occurred with respect to the Series 2001-2 Securities, (b) the Class A Expected Final Payment Date if the Class A Invested Amount has not been paid in full on such date, (c) the Class B Expected Final Payment Date if the Class B Invested Amount has not been paid in full on such date and (d) the Excess Collateral Expected Final Payment Date if the Excess Collateral Amount has not been paid in full on such date, and ending on the earlier of (i) the date on which the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount have been paid in full and (ii) the Series 2001-2 Termination Date.

PAY OUT EVENTS

     A Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Securityholders or to observe or perform in any material respect certain other covenants within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties, or covenants of the Transferor which remain uncured after the grace periods specified in the Pooling and Servicing Agreement, (c) certain bankruptcy or insolvency events relating to Metris, the Transferor or Direct Merchants Bank, (d) the occurrence of a Servicer Default that would have a material adverse effect on the Securityholders, (e) (w) the Transferor Interest being less than the Minimum Transferor Interest, (x) (i) the sum of the amount on deposit in the Pre-Funding Account plus the Series 2001-2 Percentage of the sum of the total amount of Principal Receivables plus amounts on deposit in the Excess Funding Account being less than (ii) the sum of the aggregate outstanding principal amounts of the Class A Securities, the Class B Securities and the Excess Collateral, (y) the total amount of Principal Receivables and the amounts on deposit in the Excess Funding Account, the Pre-Funding Account, the Principal Account and the Principal Funding Account being less than the Minimum Aggregate Principal Receivables, or (z) the Retained Percentage being equal to or less than 2 percent, in each case as of any Determination Date, (f) the Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act, (g) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average of the Base Rates for such three consecutive Monthly Periods or (h) failure of any Interest Rate Cap Provider to make any payment required under any Interest Rate Cap within 30 days of the date such payment was due. See "Description of the Offered Securities--Pay Out Events" in this supplement and "Description of the Securities--Pay Out Events" in the attached prospectus. In the event of an early payment of principal on the Securities, Securityholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such funds.

     The "BASE RATE" means, with respect to any Monthly Period, the sum of (i) the weighted average of the Class A Interest Rate, the Class B Interest Rate and the Excess Collateral Minimum Rate as of the last day of such Monthly Period (weighted based on the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount, respectively, as of the last day of such Monthly Period) plus (ii) the product of 2 percent per annum and the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount and the denominator of which is the Invested Amount, each as of the last day of such Monthly Period.

     The term "ADJUSTED INVESTED AMOUNT" means, as of any business day, the Invested Amount minus the sum of the amount then on deposit in the Principal Account, the amount then on deposit in the Principal Funding Account and the Series 2001-2 Percentage of the amount then on deposit in the Excess Funding Account.

     The term "PORTFOLIO YIELD" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate amount of Available Series 2001-2 Finance Charge Collections for such Monthly Period (not including the amounts on deposit in the Payment Reserve Account and Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in prior Monthly Periods, if any) plus, (ii) the Principal Funding Investment Proceeds plus,
(iii) investment earnings on amounts on deposit in the Pre-Funding Account plus,
(iv) amounts withdrawn from the Funding Period Reserve Account with respect to such Monthly Period plus, (v) amounts withdrawn from the Accumulation Period Reserve Account with respect to such Monthly Period, such sum calculated on a cash basis after subtracting the Series Default Amount and the Series 2001-2 Percentage of any Adjustment Payments which the Transferor is required but fails to make pursuant to the Pooling and Servicing Agreement for such Monthly Period, and the denominator of which is the sum of (i) the average daily Invested Amount during the preceding Monthly Period plus, (ii) the average Pre-Funded Amount during the preceding Monthly Period; provided, however, that Excess Finance Charge Collections applied for the benefit of the Securityholders may be added to the numerator if the Rating Agency Condition is satisfied.

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Trust Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

          CARDHOLDER MONTHLY PAYMENT RATES FOR THE TRUST PORTFOLIO(1)

                                                                                      YEAR ENDED
                                                                THREE MONTHS         DECEMBER 31,
                                                                   ENDED         --------------------
                                                               MARCH 31, 2001    2000    1999    1998
                                                               --------------    ----    ----    ----
Highest Month..............................................         7.4%         7.8%    8.0%    7.4%
Lowest Month...............................................         6.4%         6.7%    6.7%    6.1%
Monthly Average(2).........................................         6.9%         7.0%    7.2%    6.6%

------------
(1) The monthly payment rate for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of the total outstanding receivables at the end of the previous month.

(2) Monthly Averages shown are expressed as an arithmetic average of the payment rate for each month for the period indicated.

     The Bank generally determines the minimum monthly payment with respect to the Accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by a minimum percentage of the outstanding balance. If the amount so calculated is less than a minimum dollar amount, it is increased to such minimum dollar amount. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance.

     There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. The amount of collections of Receivables may vary from month to month due to various factors, including seasonal variations, general economic conditions, payment habits of individual cardholders, the Credit Card Originator's monthly minimum payment requirements and acts of God. There can be no assurance that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Securities could be significantly reduced or increased.

     Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Early Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Securities and the Class B Securities to the Class A Expected Final Payment Date and the Class B Expected Final Payment Date, respectively, will equal the expected number of months. As described under "Description of the Offered Securities--Postponement of Accumulation Period" in this supplement, the Servicer may shorten the Accumulation Period. There can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date or to collect all amounts necessary to pay the Class B Invested Amount on the Class B Expected Final Payment Date, especially if a pay out event were to occur with respect to one or more other Series thereby limiting the amount of Shared Principal Collections allocable to the Offered Securities. See "Risk Factors" in this supplement and "Maturity Considerations" in the attached prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

     The gross revenues from finance charges and fees billed to accounts in the Trust Portfolio for each of the three calendar years contained in the period ended December 31, 2000 and for the three-month period ended March 31, 2001, are set forth in the following table. The historical yield figures in the following table are calculated and reported on a billed basis. The Portfolio Yield on Receivables included in the Trust are calculated and reported on a cash basis. Portfolio Yields calculated on a billed basis may differ from Portfolio Yields calculated on a cash basis due to (a) a lag between when finance charges and fees are billed to cardholder accounts and when such finance charges and fees are collected, (b) finance charges and fees that are not ultimately collected from the cardholder and (c) growth in the Trust Portfolio. The Portfolio Yield calculated on both a billed and a cash basis will also be affected by numerous factors, including changes in the monthly interest rate, variations in the rate of payments and new borrowings on the Accounts, the amount of the annual membership fee and other fees, changes in the delinquency and loss rates on the Receivables, and the percentage of cardholders who pay their balances in full each month and, except in the case of cash advances, do not incur periodic finance charges, which may in turn be caused by a variety of factors including seasonal variations, the availability of other sources of credit and general economic conditions. See "Maturity Considerations" above. Revenues vary for each account based on the type and volume of activity for each account. Interchange fees are not included in the Trust assets and are not included in the yield numbers for the Trust Portfolio in the following table.

              REVENUE YIELD EXPERIENCE FOR THE TRUST PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                                                 THREE MONTHS            YEAR ENDED DECEMBER 31,
                                                    ENDED         --------------------------------------
                                                MARCH 31, 2001       2000          1999          1998
                                                --------------    ----------    ----------    ----------
Average Receivables Outstanding.............      $6,891,029      $5,945,538    $4,632,272    $3,611,436
Total Finance Charges and Fees Billed(2)....      $  413,134      $1,424,045    $1,144,510    $  858,196
Average Revenue Yield (Annualized)..........           24.31%          23.95%        24.71%        23.76%

------------
(1) The amounts presented in the above table include a small amount of receivables and fees billed in accounts that were newly originated and had not yet been included in the Trust for the periods shown. Those receivable balances were generally added to the Trust in subsequent periods in account additions approved by the Rating Agencies.

(2) Total Finance Charges and Fees Billed include finance charges, cash advance fees, annual membership fees, late fees, and other charges. It does not include interchange fees. Total Finance Charges and Fees Billed are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.

                                USE OF PROCEEDS

     Metris Receivables, Inc. will apply the net proceeds from the sale of the Offered Securities, which is expected to be approximately $657,003,328, (a) to repay a portion of the Series 1998-1 Variable Funding Securities, (b) to repay all or a portion of the Series 2001-A Variable Funding Securities, (c) to pay the purchase price of Receivables, including Receivables in Supplemental Accounts the accounts of which comprise the portion of the PNC Portfolio not yet transferred to the Trust, (d) to fund the Pre-Funding Account to the extent of any Pre-Funded Amount and (e) to make a deposit, if necessary, to the Funding Period Reserve Account.

                     DESCRIPTION OF THE OFFERED SECURITIES

     The Offered Securities will be issued pursuant to the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, Metris Receivables, Inc. and the Trustee may execute further Supplements in order to issue additional Series. The following summary of the Offered Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Pooling and Servicing Agreement. See "Description of the Securities" in the attached prospectus for additional information concerning the Securities and the Pooling and Servicing Agreement.

GENERAL

     The Offered Securities will represent the right to cash flow from certain assets of the Trust, including the right to the applicable allocation percentage of all obligor payments on the Receivables in the Trust. Each Offered Security represents the right to receive payments of interest at the Class A Interest Rate or the Class B Interest Rate, as applicable, funded from Available Series 2001-2 Finance Charge Collections and certain other sources designated herein and the right to receive payments of principal on the Class A Expected Final Payment Date or the Class B Expected Final Payment Date, as applicable, or, to the extent of the Class A Invested Amount or the Class B Invested Amount, as applicable, on each Distribution Date during the Early Amortization Period, funded from Principal Collections allocated to Series 2001-2.

     The Transferor will own the Exchangeable Transferor Security. The Exchangeable Transferor Security represents an undivided interest in the Trust, including the right to receive certain payments from the assets of the Trust, including the right to a percentage of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of securities then outstanding. See "Description of the Securities--Certain Matters Regarding the Transferor and the Servicer" in the attached prospectus. During the portion of the Revolving Period that follows the Funding Period, the amount of the Invested Amount in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in this supplement and "Description of the Securities--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in the attached prospectus. The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are transferred to the Trust and others are paid. The amount of the Transferor Interest (or the amount in the Excess Funding Account) will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust unless and to the extent that the previously issued Series or another Series absorb such change. During the Accumulation Period, the Adjusted Invested Amount will decline as Principal Collections are deposited into the Principal Account or the Principal Funding Account for distribution to the Securityholders. During the Early Amortization Period, the Invested Amount will decline as Principal Collections are distributed to the related Securityholders. As a result, unless and to the extent that the previously issued Series or another Series absorb such increase, the Transferor Interest will generally increase each month during the Accumulation Period or the Early Amortization Period to reflect the reductions in the Adjusted Invested Amount or the Invested Amount of the Securities and will also change to reflect the variations in the amount of the Principal Receivables in the Trust. The Transferor Interest may be reduced as the result of an Exchange. See "Description of the Securities--Exchanges" in the attached prospectus.

     In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Offered Security also represents the right to receive payments from funds on deposit in the Funding Period Reserve Account, the Principal Funding Account and the Accumulation Period Reserve Account and certain investment earnings thereon, Redirected Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Securityholders in whose names the Securities were registered on the business day preceding such Distribution Date, or with respect to any Definitive Securities, the fifth day of the Monthly Period during which such Distribution Date occurs (each, a "RECORD DATE"). Series 2001-2 will also be allocated a portion of the amount of Defaulted Receivables each month.

     Beneficial interests in each Class of the Offered Securities will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.

     We will apply to have the Offered Securities listed on the Luxembourg Stock Exchange. We cannot assure you that the Offered Securities will be listed on the Luxembourg Stock Exchange or any other stock exchange or, if so listed, when such listing would occur. Purchasers of the Offered Securities should not rely upon the Offered Securities being listed on the Luxembourg Stock Exchange or any other stock exchange. If the Offered Securities are listed on the Luxembourg Stock Exchange, the Trustee will maintain a paying agent in Luxembourg for so long as the Offered Securities are outstanding and listed on the Luxembourg Stock Exchange. The Luxembourg paying agent is Deutsche Bank Luxembourg S.A., Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21.

     Each Class of the Offered Securities initially will be represented by securities registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). Unless and until Definitive Securities are issued, all references herein to actions by Securityholders of any Class of Offered Securities shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Securityholders of any Class of Offered Securities shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Securities of such Class, for distribution to Security Owners of such Class in accordance with DTC procedures. With respect to each Class of Offered Securities, Securityholders may hold their Securities through DTC in the United States or Clearstream Banking, societe anonyme ("CLEARSTREAM") or the Euroclear System ("EUROCLEAR") in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede & Co., as nominee for DTC, will hold the global certificates. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective Depositories which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. See "Description of the Securities--General," "--Book-Entry Registration" and "--Definitive Securities" in the attached prospectus.

STATUS OF THE SECURITIES

     Upon issuance, Series 2001-2 will rank pari passu with all other outstanding Series.

PREVIOUSLY ISSUED SERIES

     The Trust has previously issued twelve other Series that will remain outstanding on the date of issuance of the Securities. These Series bear the various rates of interest and have the outstanding principal amounts and other characteristics set forth in "Annex I: Previously Issued Series" in this supplement.

INTEREST PAYMENTS

     The Class A Securities will accrue interest at a rate equal to 0.32% per annum above LIBOR, determined as set forth below, for the period from June 1, 2001 (the "CLOSING DATE") through June 19, 2001, from June 20, 2001 through July 19, 2001 and with respect to each Interest Accrual Period thereafter (the "CLASS A INTEREST RATE"). The Class B Securities will accrue interest at a rate equal to 1.08% per annum above LIBOR, determined as set forth below, for the period from the Closing Date through June 19, 2001, from June 20, 2001 through July 19, 2001 and with respect to each Interest Accrual Period thereafter (the "CLASS B INTEREST RATE").

     The Trustee will determine LIBOR on May 30, 2001 for the period from the Closing Date through June 19, 2001, on June 18, 2001 for the period from June 20, 2001 through July 19, 2001 and, for each Interest Accrual Period thereafter, on the second business day prior to the Distribution Date on which such Interest Accrual Period commences (each, a "LIBOR DETERMINATION DATE"). For purposes of calculating LIBOR, a business day is any day on which banks in London and New York are open for the transaction of international business.

     The Interest Accrual Period, with respect to any Distribution Date, will be the period from and including the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Accrual Period will be the period from and including the Closing Date through July 19, 2001.

     "LIBOR" means, as of any LIBOR Determination Date, the offered rate for deposits in United States dollars for one month (commencing on the first day of the relevant Interest Accrual Period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Accrual Period. If such rate does not appear on Telerate Page 3750, the rate for such LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of the relevant Interest Accrual Period). The Trustee will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, the rate for such LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in United States dollars to leading European banks for a period equal to one month (commencing on the first day of the relevant Interest Accrual Period).

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "REFERENCE BANKS" means four major banks in the London interbank market selected by the Servicer.

     The Class A Interest Rate and the Class B Interest Rate applicable to the then current and immediately preceding Interest Accrual Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (800) 934-6802.

     Interest on the Offered Securities will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

     Interest will be distributed on July 20, 2001 and on the 20th day of each following month (or, if such 20th day is not a business day, the next succeeding business day) (each, a "DISTRIBUTION DATE").

     Interest payments on the Class A Securities and the Class B Securities on any Distribution Date will be calculated on the outstanding principal balance for the related Interest Accrual Period of the Class A Securities or Class B Securities, as applicable, at the close of business on the first day of the related Interest Accrual Period.

     Interest payments on the Offered Securities on any Distribution Date will be funded from Available Series 2001-2 Finance Charge Collections with respect to the preceding Monthly Period and from certain other funds allocated as set forth in the Pooling and Servicing Agreement to the Offered Securities and deposited on each business day during such Monthly Period in the Interest Funding Account.

     "AVAILABLE SERIES 2001-2 FINANCE CHARGE COLLECTIONS" means, with respect to any Monthly Period, an amount equal to the sum of (a) prior to the date on which a Pay Out Event is deemed to occur, the Floating Percentage of the sum of Collections of Finance Charge Receivables and the amount of overdue Adjustment Payments made by the Transferor or, on and after the date on which a Pay Out Event is deemed to occur, the Fixed/Floating Percentage of the sum of Collections of Finance Charge Receivables and the amount of overdue Adjustment Payments made by the Transferor, (b) investment earnings on amounts on deposit in the Payment Reserve Account, the Principal Funding Account, the Accumulation Period Reserve Account, the Pre-Funding Account and the Funding Period Reserve Account, (c) amounts on deposit in the Cap Proceeds Account, if any, and (d) amounts on deposit in the Payment Reserve Account, if any, if and to the extent the Transferor designates that such amounts are to be so applied. Net investment earnings on amounts in the Excess Funding Account are treated as Finance Charge Collections.

     The Class A Interest Rate and the Class B Interest Rate as well as the amount of Class A Monthly Interest and Class B Monthly Interest applicable to an Interest Accrual Period will be included in a statement to the Class A and the Class B Securityholders of record prepared by the Servicer. In addition, in the event that the Offered Securities are listed on the Luxembourg Stock Exchange, the Trustee will cause the Class A Interest Rate and the Class B Interest Rate as well as the amount of Class A Monthly Interest and Class B Monthly Interest applicable to an Interest Accrual Period to be provided to the Luxembourg Stock Exchange as soon as possible after its determination but in no event later than the first day of such Interest Accrual Period. See "Description of the Securities--Reports to Securityholders" in the attached prospectus.

PRINCIPAL PAYMENTS

     On each Distribution Date relating to the period which begins on the Closing Date and ends at the commencement of the Accumulation Period or, if earlier, the Early Amortization Period (the "REVOLVING PERIOD"), Principal Collections allocable to the Invested Amount, subject to certain limitations, including the allocation of any Redirected Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, will be treated as Shared Principal Collections.

     On each Distribution Date during the Accumulation Period prior to the payment in full of the Class A Invested Amount, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Series 2001-2 Principal Collections with respect to such Monthly Period, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Invested Amount prior to any such deposit. Amounts in the Principal Funding Account will be paid to the Class A Securityholders on the Class A Expected Final Payment Date. After the Class A Invested Amount has been paid in full, an amount equal to, for each Monthly Period, the lesser of (a) the Available Series 2001-2 Principal Collections for such Monthly Period and (b) the Class B Invested Amount will be distributed to the Class B Securityholders until the Class B Invested Amount has been paid in full. Such amounts will be paid to the Class B Securityholders on the Class B Expected Final Payment Date. On the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full and on each subsequent Transfer Date, an amount equal to, for each Monthly Period, the lesser of (a) the Available Series 2001-2 Principal Collections for such Monthly Period and (b) the Excess Collateral Amount will be distributed to the Excess Collateral Holder until the Excess Collateral Amount has been paid in full. Such amounts will be paid to the Excess Collateral Holder on the Excess Collateral Expected Final Payment Date. During the Accumulation Period, the portion of Available Series 2001-2 Principal Collections not required to be deposited in the Principal Funding Account or distributed to the Securityholders or the Excess Collateral Holder will generally be treated as Shared Principal Collections.

     "AVAILABLE SERIES 2001-2 PRINCIPAL COLLECTIONS" means, with respect to any Monthly Period, or portion thereof, commencing on or after the Amortization Period Commencement Date, an amount equal to the sum of (i) an amount equal to the Fixed/Floating Percentage of all Principal Collections (less the amount of Redirected Principal Collections) received during such Monthly Period, (ii) any amount on deposit in the Pre-Funding Account or in the Excess Funding Account allocated to the Securities with respect to such Monthly Period, (iii) the aggregate Series Default Amount and the Series 2001-2 Percentage of overdue Adjustment Payments paid from Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections with respect to such Monthly Period and any reimbursements from Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections of unreimbursed Class A Charge-Offs, Class B Charge-Offs and Excess Collateral Charge-Offs, (iv) Shared Principal Collections allocated to the Securities and (v) the proceeds of the sale of all or a portion of an Interest Rate Cap with respect to such Monthly Period.

     On each Distribution Date during the Early Amortization Period, the Class A Securityholders will be entitled to receive Available Series 2001-2 Principal Collections for the preceding Monthly Period in an amount up to the Class A Invested Amount until the earlier of the date the Class A Invested Amount is paid in full and the Series 2001-2 Termination Date. In addition, if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Securityholders on the Distribution Date following the Monthly Period in which the Early Amortization Period commences. After payment in full of the Class A Invested Amount, the Class B Securityholders will be entitled to receive Available Series 2001-2 Principal Collections on each Distribution Date during the Early Amortization Period until the earlier of the date the Class B Invested Amount is paid in full and the Series 2001-2 Termination Date. On each Transfer Date during the Early Amortization Period (other than the Transfer Date immediately prior to the Series 2001-2 Termination Date), beginning with the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full, the Excess Collateral Holder will be entitled to receive Available Series 2001-2 Principal Collections until the earlier of the date the Excess Collateral Amount is paid in full and the Series 2001-2 Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Early Amortization Period.

     In the event of a sale of the Receivables and an early termination of the Trust due to a Trigger Event, the breach of certain representations and warranties, an optional repurchase of the Receivables by the Transferor, a repurchase of the Receivables in connection with a Servicer Default or a sale of the

Receivables in connection with the Termination Date distributions of principal will be made to the Securityholders upon surrender of their Securities. See "--Pay Out Events" and "--Final Payment of Principal; Termination" below and "Description of the Securities--Pay Out Events," "--Servicer Default" and "--Final Payment of Principal; Termination" in the attached prospectus. The proceeds of any such sale or repurchase of Receivables will be allocated first to pay amounts due with respect to the Class A Securities, then to pay amounts due with respect to the Class B Securities and then to pay amounts due with respect to the Excess Collateral as described in this supplement.

PRE-FUNDING ACCOUNT AND FUNDING PERIOD

     During the period from and including the Closing Date to but excluding the earliest of (x) the first day for which the Invested Amount equals the Full Invested Amount, (y) the first day on which a Pay Out Event is deemed to occur and (z) the first business day of the August 2001 Monthly Period (the "FUNDING PERIOD"), the Pre-Funded Amount will be maintained in a trust account to be established with the Trustee (the "PRE-FUNDING ACCOUNT"). The "PRE-FUNDED AMOUNT" will equal the amount of the initial deposit to the Pre-Funding Account, less the amounts of any increases in the Invested Amount pursuant to the Series 2001-2 Supplement in connection with an increase in the amount of Receivables in the Trust or the deposit of the amount in the Pre-Funding Account into the Excess Funding Account at the end of the Funding Period. On the Closing Date a cash deposit will be made to the Pre-Funding Account such that the amount of Principal Receivables plus the amount of such cash deposit on such date will at least equal the sum of the initial outstanding principal balances of the Class A Securities, the Class B Securities, the Excess Collateral and the then current outstanding principal amount of the previously issued Series. Funds on deposit in the Pre-Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents. On each Transfer Date with respect to the Funding Period, all investment income (net of investment losses and expenses) earned on amounts in the Pre-Funding Account since the preceding Transfer Date will be applied as if such amounts were Available Series 2001-2 Finance Charge Collections on the last business day of the preceding Monthly Period.

     During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount as a result of the increase in the amount of Receivables in the Trust. The Transferor expects that the funds on deposit in the Pre-Funding Account will be fully invested in Receivables by the end of the July 2001 Monthly Period. In the event of the occurrence of a Pay Out Event during the Funding Period, the amounts remaining on deposit in the Pre-Funding Account will be payable as principal, first to the Class A Securityholders until the Class A Invested Amount is paid in full, then to the Class B Securityholders until the Class B Invested Amount is paid in full, and then to the Excess Collateral Holder until the Excess Collateral Amount is paid in full. Should the Pre-Funded Amount be greater than zero on the first day of the August 2001 Monthly Period, such amount will be deposited in the Excess Funding Account and the Invested Amount will be increased in an amount equal to such deposit. Amounts on deposit in the Excess Funding Account are treated as assets of the Trust allocated to all Series then outstanding and the Exchangeable Transferor Security and will be applied as described in "Description of the Securities--Excess Funding Account" in the attached prospectus.

FUNDING PERIOD RESERVE ACCOUNT

     Pursuant to the Series 2001-2 Supplement, the Servicer will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Securityholders (the "FUNDING PERIOD RESERVE ACCOUNT"). The Funding Period Reserve Account is established to assist with the distribution of interest on the Securities during the Funding Period. On the Closing Date, a cash deposit will be made to the Funding Period Reserve Account in an amount which is equal to the product of (a) 0.65 percent, (b) the Pre-Funded Amount on that date and (c) the actual number of days from and including the Closing Date through but excluding the first day of the August 2001 Monthly Period divided by 360.

     On the Closing Date and on each Transfer Date, provided that the Funding Period Reserve Account has not terminated as described below, all amounts on deposit in the Funding Period Reserve Account (in the case of a Transfer Date, after giving effect to any withdrawals from the Funding Period Reserve

Account to be made on such Transfer Date) will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be applied on each Transfer Date as if such amount were Available Series 2001-2 Finance Charge Collections on the last day of the preceding Monthly Period.

     On each Transfer Date with respect to the Funding Period, a withdrawal will be made from the Funding Period Reserve Account and the amount of such withdrawal will be applied as if such amount were Available Series 2001-2 Finance Charge Collections on the last day of the preceding Monthly Period in an amount equal to the lesser of (a) the amount on deposit in the Funding Period Reserve Account on that Transfer Date (before giving effect to any withdrawal to be made from the Funding Period Reserve Account on such Transfer Date) and (b) the excess, if any, of (i) the product of (x) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360, (y) the weighted average of the Class A Interest Rate, the Class B Interest Rate and the Excess Collateral Minimum Rate, in each case as in effect for the related Interest Accrual Period (weighted based on the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount, respectively, as of the last day of the preceding Monthly Period) and
(z) the sum of the Pre-Funded Amount at the close of business on each day during the preceding Monthly Period divided by the actual number of days in such Monthly Period over (ii) the investment income (net of investment losses and expenses) earned on amounts in the Pre-Funding Account since the Closing Date (in the case of the first Transfer Date) or the preceding Transfer Date (in the case of each subsequent Transfer Date).

     The Funding Period Reserve Account will be terminated following the earlier to occur of (a) the completion of the Funding Period and (b) the termination of the Trust pursuant to the Pooling and Servicing Agreement. Upon the termination of the Funding Period Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Funding Period Reserve Account on such date as described above) will be applied as if they were Available Series 2001-2 Finance Charge Collections.

POSTPONEMENT OF ACCUMULATION PERIOD

     The Accumulation Period is scheduled to begin at the close of business on the last day of the April 2005 Monthly Period. Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On each Determination Date beginning in February 2005 and ending when the Accumulation Period begins, the Servicer will determine the "ACCUMULATION PERIOD LENGTH," which is the number of whole months expected to be required to fully fund the Principal Funding Account to an amount equal to the Class A Invested Amount no later than the Class A Expected Final Payment Date, based on (a) the monthly Principal Collections expected to be distributable to the securityholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to securityholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month. If the Accumulation Period is postponed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement date of the Accumulation Period, it is probable that Securityholders would receive some of their principal later than if the Accumulation Period had not been so postponed.

SUBORDINATION

     The Class B Securities will be subordinated to the extent necessary to fund certain payments with respect to the Class A Securities. To the extent the Class B Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the Class B Securityholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Securityholders will be reduced. In addition, the Excess Collateral will be subordinated to the extent necessary to fund certain payments with respect to the Class A Securities and Class B Securities. To the extent the Excess Collateral Amount is reduced, the percentage of Finance Charge Collections allocated to the Excess Collateral Holder in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Excess Collateral Amount is not reimbursed, the amount of principal distributable to the Excess Collateral Holder will be reduced. In general, principal will not be paid to the Excess Collateral Holder until the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full. In addition to being subject to reduction as described in "Description of the Offered Securities--Subordination" and "--Redirected Principal Collections" in this supplement, if certain conditions are satisfied, the Excess Collateral Amount may be reduced to a minimum level with the consent of the Rating Agencies.

     If, on any Determination Date, the aggregate Series Default Amount and the unpaid Adjustment Payments, if any, for each business day in the preceding Monthly Period exceeds (a) the aggregate amount of Available Series 2001-2 Finance Charge Collections applied to the payment thereof as described below in clauses (v) and (vi) of "--Application of Collections--Payment of Fees, Interest and Other Items," (b) the amount of Transferor Finance Charge Collections and Excess Finance Charge Collections allocated thereto as described below in "--Redirected Cash Flows," and (c) the amount of Redirected Principal Collections allocated with respect thereto as described below in "--Redirected Principal Collections," the Excess Collateral Amount (following the reduction thereof in an amount equal to the amount of any Redirected Principal Collections to be applied on the related Distribution Date) will be reduced by the amount by which the sum of the aggregate Series Default Amount and the unpaid Adjustment Payments exceeds the amount applied with respect thereto during the preceding Monthly Period. Such reductions of the Excess Collateral Amount will thereafter be reimbursed and the Excess Collateral Amount increased on each business day by the amount, if any, of Available Series 2001-2 Finance Charge Collections, Excess Finance Charge Collections and Transferor Finance Charge Collections for such business day allocated and available for that purpose.

     In the event that any such reduction of the Excess Collateral Amount would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Excess Collateral Amount would have been reduced below zero, but not more than the sum of the remaining Series Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each business day by the amount, if any, of Available Series 2001-2 Finance Charge Collections, Excess Finance Charge Collections and Transferor Finance Charge Collections for such business day allocated and available for that purpose.

     In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the sum of the remaining Series Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class A Invested Amount will thereafter be reimbursed and the Class A Invested Amount increased on each business day by the amount, if any, of Available Series 2001-2 Finance Charge Collections, Excess Finance Charge Collections and Transferor Finance Charge Collections for such business day allocated and available for that purpose.

THE INTEREST RATE CAPS

     The Transferor will obtain and at all times prior to and including the June 2008 Distribution Date maintain one or more interest rate caps ("INTEREST RATE CAPS") whose notional amounts singly or taken as a group equal or exceed an amount equal to the product of (i) the Excess Collateral Initial Amount less the aggregate amount of principal payments made to the Excess Collateral Holder and
(ii) the Excess Collateral Notional Percentage. On each Distribution Date following the June 2008 Distribution Date until the Interest Rate Caps terminate, the notional amount of the Interest Rate Caps will reduce in an amount equal to the quotient of the initial notional amount for that Interest Rate Cap divided by 8. The Transferor will pledge to the Trustee for the benefit of the Securityholders all of the Transferor's right, title and interest in and to the interest rate cap agreements and the Interest Rate Caps arising thereunder, together with the Cap Proceeds Account and all other proceeds thereof, as collateral security for the benefit of the Securityholders. Pursuant to the Interest Rate Caps, on each Transfer Date on which LIBOR for the related Interest Accrual Period exceeds 10.50%, the provider of the Interest Rate Caps will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess, (ii) the notional amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360.

     The Interest Rate Caps will terminate on the February 2009 Distribution Date; provided, however, that the Interest Rate Caps may be terminated at an earlier date if the Trustee has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Rating Agencies, which in each case will not result in the reduction or withdrawal of the rating of the Offered Securities or the securities secured by the Excess Collateral (such substitute interest rate cap, a "REPLACEMENT INTEREST RATE CAP"; such alternative arrangement, a "QUALIFIED SUBSTITUTE ARRANGEMENT").

     In the event that the rating of the Interest Rate Cap Provider is reduced or withdrawn, as specified in the Interest Rate Caps, the Servicer will use its best efforts either to obtain for each such Interest Rate Cap a Replacement Interest Rate Cap, at the expense of the Interest Rate Cap Provider, or to enter into a Qualified Substitute Arrangement.

     The Trustee, on behalf of the Trust, may sell all or a portion of an Interest Rate Cap in an amount equal to the excess on such date of the notional amount over an amount not less than zero equal to the product of (i) the Excess Collateral Initial Amount less the aggregate amount of principal payments made to the Excess Collateral Holder times (ii) the Excess Collateral Notional Percentage, subject to (among other things) Rating Agency confirmation of the rating of the Offered Securities and the securities secured by the Excess Collateral. Funds from any such sale will be applied as Principal Collections allocable in accordance with the allocations described below in "--Application of Collections--Payment of Principal." Each Interest Rate Cap will provide for payments to the Trustee and the Trust's interest in respect of such payments will be deposited into the Cap Proceeds Account.

     The Trustee will establish and maintain with a Qualified Institution in the name of the Trust, for the benefit of the Securityholders, a segregated trust account into which all amounts paid pursuant to the Interest Rate Caps or any Qualified Substitute Arrangement are deposited (the "CAP PROCEEDS ACCOUNT," and collectively with the Interest Funding Account, the Principal Account and the Excess Funding Account, the "TRUST ACCOUNTS"), which shall be considered a Trust Account for all purposes under this supplement and the attached prospectus.

     "EXCESS COLLATERAL NOTIONAL PERCENTAGE" means 53.66%.

INTEREST RATE CAP PROVIDER

     The "INTEREST RATE CAP PROVIDER" will be a third party cap provider having a short-term rating acceptable to the Rating Agencies. The initial Interest Rate Cap Provider is Bank of America, N.A. Following is a description of Bank of America, N.A., which has been provided by the Interest Rate Cap Provider. Neither the Transferor nor the Servicer makes any representation as to the accuracy or completeness of such information.

     Bank of America, N.A.

     Bank of America, N.A. ("BANK OF AMERICA") is a national banking association organized under the laws of the United States, and its principal executive offices are located in Charlotte, North Carolina. Bank of America is a wholly-owned indirect subsidiary of Bank of America Corporation and is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of March 31, 2001, Bank of America had consolidated assets of $554 billion, consolidated deposits of $371 billion and shareholder's equity of $51 billion based on regulatory accounting principles.

     Bank of America Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding Bank of America Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, together with any subsequent documents it filed with the SEC pursuant to the Exchange Act.

     Moody's rates Bank of America's long-term certificates of deposit as "Aal" and short-term certificates of deposit as "P-1." Standard & Poor's rates Bank of America's long-term certificates of deposit as "AA-" and its short-term certificates of deposit as "A-1+." Further information with respect to such ratings may be obtained from Moody's and Standard & Poor's, respectively. No assurances can be given that the current ratings of Bank of America's instruments will be maintained.

     Bank of America will provide copies of the most recent Annual Report on Form 10-K of Bank of America Corporation and the publicly available portion of the most recent quarterly Call Report of Bank of America delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:

       Bank of America Corporate Communications
        Bank of America Corporate Center, 18th floor
        Charlotte, North Carolina 28255
        Attention: Corporate Communications

     The information contained in this subsection entitled "-- Bank of America, N.A." relates to and has been obtained from Bank of America. The information concerning Bank of America Corporation and Bank of America contained herein is furnished solely to provide limited introductory information regarding Bank of America Corporation and Bank of America and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.

     The delivery hereof shall not create any implication that there has been no change in the affairs of Bank of America Corporation or Bank of America since the date hereof, or that the information contained or referred to in this subsection is correct as of any time subsequent to its date.

ALLOCATION PERCENTAGES

     Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate among the Class A Securityholders' Interest, the Class B Securityholders' Interest, the Excess Collateral Holder's Interest, the interest of Metris Receivables, Inc. (the "TRANSFEROR INTEREST") and the holders of all other Series issued and outstanding from time to time pursuant to the Pooling and Servicing Agreement and applicable Supplements all Finance Charge Collections and all Principal Collections and the amount of all Defaulted Receivables. Finance Charge Collections will be allocated prior to the commencement of an Early Amortization Period and the amount of Defaulted Receivables will be allocated at all times, and Principal Collections will be allocated during the Revolving Period to the Class A Securityholders' Interest, the Class B Securityholders' Interest and the Excess Collateral Holder's Interest, based on the percentage equivalent of a fraction the numerator of which is the Class A Adjusted Invested Amount, the Class B Invested Amount or the Excess Collateral Amount, respectively, at the end of the preceding business day and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators for all classes of all Series then outstanding used to calculate the applicable allocation percentage (the "CLASS A FLOATING PERCENTAGE," the "CLASS B FLOATING PERCENTAGE" and the "EXCESS COLLATERAL FLOATING PERCENTAGE," respectively; the sum of all such percentages, the "FLOATING PERCENTAGE"). During the Revolving Period, all Principal Collections allocable to the Securities will be allocated and paid to the Transferor (except for Collections applied as Redirected Principal Collections and Shared Principal Collections for the benefit of the holders of securities of other Series, if any, and except for funds deposited in the Excess Funding Account). On any business day on or after an Amortization Period Commencement Date, Principal Collections will be allocated to the Securityholders' Interest based on the percentage equivalent of a fraction the numerator of which is the Class A Invested Amount, the Class B Invested Amount, or the Excess Collateral Amount, respectively, at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and the amounts on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators used for all classes of all Series to calculate the applicable allocation percentages with respect to Principal Collections for all Series (the "CLASS A FIXED/FLOATING PERCENTAGE," the "CLASS B FIXED/FLOATING PERCENTAGE" and the "EXCESS COLLATERAL FIXED/FLOATING PERCENTAGE," respectively; the sum of all such percentages, the "FIXED/FLOATING PERCENTAGE"). Finance Charge Collections will be allocated on and after the date on which a Pay Out Event is deemed to occur to the Securityholders' Interest based on the Fixed/Floating Percentage; provided, however, that the numerator used in calculating the Fixed/Floating Percentage will be the Adjusted Invested Amount as of the end of the day preceding the date on which a Pay Out Event is deemed to occur. On and after the date on which a Defeasance occurs with respect to the Securities, each of the allocation percentages specified above with respect to the Securities will be zero. See "--Defeasance" below.

     Finance Charge Collections, Principal Collections and the amount of all Defaulted Receivables will be allocated to the Transferor based on the Transferor Percentage. The term "TRANSFEROR PERCENTAGE" means (a) when used with respect to (i) Principal Collections during the Revolving Period, (ii) Finance Charge Collections prior to the date on which a Pay Out Event occurs and (iii) the amount of Defaulted Receivables at all times, 100 percent minus the sum of the Floating Percentage and the applicable Investor Percentages used for all other Series and (b) when used with respect to (i) Principal Collections during an Amortization Period and (ii) Finance Charge Collections on and after the date on which a Pay Out Event occurs, 100 percent minus the sum of the applicable Fixed/Floating Percentage and the Investor Percentages used with respect to Principal Collections or Finance Charge Collections, as applicable, for all other Series.

     As used in this supplement, the term "AMORTIZATION PERIOD COMMENCEMENT DATE" means the earlier of (a) the first day of the Accumulation Period and (b) the date on which a Pay Out Event occurs or is deemed to have occurred.

     As used in this supplement, the term "CLASS A INVESTED AMOUNT" for any date means an amount equal to (a) the Class A Initial Invested Amount less the Class A Percentage of the initial deposit to the Pre-Funding Account, plus the Class A Percentage of the amount of any withdrawals from the Pre-Funding Account during the Funding Period in connection with the addition of Receivables to the Trust and the deposit of the amounts in the Pre-Funding Account at the end of the Funding Period into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class A Securityholders through and including such date, minus
(c) the aggregate amount of Class A Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class A Invested Amount has been reduced to fund the Series Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described below under "--Investor Charge-Offs," plus
(d) the aggregate amount of Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c); provided, however, that the Class A Invested Amount may not be reduced below zero. The "CLASS A PERCENTAGE" means for any business day during a Monthly Period a fraction the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     As used in this supplement, the term "CLASS A ADJUSTED INVESTED AMOUNT," for any date of determination, means an amount not less than zero equal to the then current Class A Invested Amount, minus the sum of the amount then on deposit in the Principal Account and the Principal Funding Account Balance on such date.

     As used in this supplement, the term "CLASS A INITIAL INVESTED AMOUNT" means $559,392,000.

     As used in this supplement, the term "CLASS B INVESTED AMOUNT" for any date means an amount equal to (a) the Class B Initial Invested Amount less the Class B Percentage of the initial deposit to the Pre-Funding Account, plus the Class B Percentage of the amount of any withdrawals from the Pre-Funding Account during the Funding Period in connection with the addition of Receivables to the Trust and the deposit of the amounts in the Pre-Funding Account at the end of the Funding Period into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class B Securityholders through and including such date, minus
(c) the aggregate amount of Class B Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class B Invested Amount has been reduced to fund the Series Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described below under "--Investor Charge-Offs," minus (d) the aggregate amount of Redirected Class B Principal Collections for which the Excess Collateral Amount has not been reduced for all prior Distribution Dates, plus (e) the aggregate amount of Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Excess Collateral Principal Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); provided, however, that the Class B Invested Amount may not be reduced below zero. The "CLASS B PERCENTAGE" means for any business day during a Monthly Period a fraction the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     As used in this supplement, the term "CLASS B INITIAL INVESTED AMOUNT" means $99,448,000.

     As used in this supplement, the term "EXCESS COLLATERAL AMOUNT" for any date means an amount equal to (a) the Excess Collateral Initial Amount less the Excess Collateral Percentage of the initial deposit to the Pre-Funding Account, plus the Excess Collateral Percentage of the amount of any withdrawals from the Pre-Funding Account during the Funding Period in connection with the addition of Receivables to the Trust and the deposit of the amounts in the Pre-Funding Account at the end of the Funding Period into the Excess Funding Account, minus
(b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to the Excess Collateral Holder through and including such date, minus (c) the aggregate amount of Excess Collateral Charge-Offs for all prior Distribution Dates, equal to the amount by which the Excess Collateral Amount has been reduced to fund the Series Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described below under "--Investor Charge-Offs," minus (d) the aggregate amount of Redirected Excess Collateral Principal Collections for all prior Distribution Dates, plus (e) the aggregate amount of Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); provided, however, that the Excess Collateral Amount may not be reduced below zero. The "EXCESS COLLATERAL PERCENTAGE" means for any business day during a Monthly Period a fraction the numerator of which is the Excess Collateral Initial Amount and the denominator of which is the Initial Invested Amount.

     As used in this supplement, the term "EXCESS COLLATERAL INITIAL AMOUNT" means $169,889,282.

     As used in this supplement, the term "INVESTED AMOUNT" means the sum of the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount.

     As used in this supplement, the term "INITIAL INVESTED AMOUNT" means the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Excess Collateral Initial Amount.

     As used in this supplement, the term "CLASS A SECURITYHOLDERS' INTEREST" means the interest in the assets of the Trust allocated to the Class A Securityholders.

     As used in this supplement, the term "CLASS B SECURITYHOLDERS' INTEREST" means the interest in the assets of the Trust allocated to the Class B Securityholders.

     As used in this supplement, the term "EXCESS COLLATERAL HOLDER'S INTEREST" means the interest in the assets of the Trust allocated to the Excess Collateral Holder.

     The Invested Amount will, except as otherwise provided herein, increase up to a maximum amount of $828,729,282 (the "FULL INVESTED AMOUNT") during the Funding Period, remain fixed at the Full Invested Amount during the Revolving Period and decline thereafter during any Early Amortization Period as principal is paid on the Securities. The Invested Amount is subject to increase during the Funding Period to the extent amounts are withdrawn from the Pre-Funding Account and paid to the Transferor in connection with the addition of Principal Receivables to the Trust or, at the end of the Funding Period, deposited in the Excess Funding Account.

     As a result of the Floating Percentage, Finance Charge Collections (prior to the commencement of the Early Amortization Period) and the portion of Defaulted Receivables allocated to the Class A Securityholders, the Class B Securityholders and the Excess Collateral Holder will change each business day based on the relationship of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Excess Collateral Amount to the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account on the preceding business day. The numerator of the allocation percentages of Principal Collections allocable to the Class A Securityholders, the Class B Securityholders and the Excess Collateral Holder, however, will remain fixed during an Amortization Period. Principal Collections allocable to the Class B Securities are subject to possible redirection for the benefit of the Class A Securityholders and principal collections allocable to the Excess Collateral are subject to possible redirection for the benefit of the Class A Securityholders and the Class B Securityholders. See "--Redirected Principal Collections" below.

REDIRECTED CASH FLOWS

     On each business day, to the extent that any amounts are on deposit in the Excess Funding Account, the Servicer will determine the amount (the "NEGATIVE CARRY AMOUNT"), if any, equal to the excess of (x) the product of (a) the Base Rate, (b) the amount on deposit in the Excess Funding Account allocated to Series 2001-2 and (c) the number of days elapsed since the previous business day divided by the actual number of days in such year over (y) the aggregate amount of all earnings since the previous business day available from the Cash Equivalents in which funds on deposit in the Excess Funding Account are invested. The Servicer will apply an amount equal to the lesser of (i) the Series 2001-2 Percentage of Finance Charge Collections allocable to the Exchangeable Transferor Security ("TRANSFEROR FINANCE CHARGE COLLECTIONS") on such business day and (ii) the Negative Carry Amount for such business day in the manner specified for application of Available Series 2001-2 Finance Charge Collections.

     As used in this supplement, "SERIES 2001-2 PERCENTAGE" means the percentage equivalent of a fraction the numerator of which is the Invested Amount and the denominator of which is the sum of the Invested Amounts of all Series then outstanding.

     On each Distribution Date, the Servicer will determine the amount (the "REQUIRED AMOUNT"), if any, by which the full amount to be paid pursuant to clauses (i) through (x) in "--Application of Collections--Payment of Fees, Interest and Other Items" below exceeds the portion of Available Series 2001-2 Finance Charge Collections and Transferor Finance Charge Collections, if any, applied to the payment of the amounts described in such clauses. To the extent of any Required Amount, the Servicer will apply all or a portion of the Excess Finance Charge Collections of other Series with respect to such business day allocable to the Series 2001-2 Securities in an amount equal to the remaining Required Amount. Excess Finance Charge Collections from other Series allocable to the Series 2001-2 Securities for any business day will be equal to the product of (a) Excess Finance Charge Collections available from all other Series for such business day and (b) a fraction, the numerator of which is the Required Amount for such business day (as reduced by amounts applied pursuant to the second preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available Finance Charge Collections for all Series for such business day.

     "EXCESS FINANCE CHARGE COLLECTIONS" means any Collections of Finance Charge Receivables allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series.

REDIRECTED PRINCIPAL COLLECTIONS

     On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Excess Collateral Amount, equal to the product of
(a)(i) during the Revolving Period, the Excess Collateral Floating Percentage or
(ii) during an Amortization Period, the Excess Collateral Fixed/Floating Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "REDIRECTED EXCESS COLLATERAL PRINCIPAL COLLECTIONS"):

          (a) an amount equal to the sum of (i) the Class A Required Amount with respect to such business day and (ii) the Class B Required Amount with respect to such business day, will be applied first to the components of the Class A Required Amount and then to the components of the Class B Required Amount in the same priority as such components are applied from Available Series 2001-2 Finance Charge Collections, as described in "--Application of Collections--Payment of Fees, Interest and Other Items" below; and

          (b) during the Revolving Period, any such collections not applied in the foregoing manner (and therefore not constituting Redirected Excess Collateral Principal Collections) will be applied as Shared Principal Collections and during an Amortization Period such collections will be included in Available Series 2001-2 Principal Collections.

     On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class B Invested Amount, equal to the product of
(a)(i) during the Revolving Period, the Class B Floating Percentage or (ii) during an Amortization Period, the Class B Fixed/Floating Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "REDIRECTED CLASS B PRINCIPAL COLLECTIONS" and the sum of Redirected Excess Collateral Principal Collections and Redirected Class B Principal Collections is called "REDIRECTED PRINCIPAL COLLECTIONS"):

          (a) an amount equal to the Class A Required Amount with respect to such business day, will be applied to the components of the Class A Required Amount, as described in "--Application of Collections--Payment of Fees, Interest and Other Items" below; and

          (b) during the Revolving Period, any such collections not applied in the foregoing manner (and therefore not constituting Redirected Class B Principal Collections) will be applied as Shared Principal Collections and during an Amortization Period such collections will be included in Available Series 2001-2 Principal Collections.

     On each Distribution Date, the Excess Collateral Amount will be reduced by the amount of unreimbursed Redirected Principal Collections for the related Monthly Period. In the event such reduction would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Excess Collateral Amount would have been reduced below zero. In the event that the reallocation of Principal Collections would cause the Class B Invested Amount to be a negative number on any Distribution Date, the amount of Redirected Class B Principal Collections on such Distribution Date will be an amount not to exceed the amount which would cause the Class B Invested Amount to be reduced to zero.

     "CLASS A REQUIRED AMOUNT" means for any business day during a Monthly Period the amount, if any, by which (a) the sum of (i) the Class A Monthly Interest and any overdue Class A Monthly Interest on the related Distribution Date (and additional interest thereon), (ii) the Class A Floating Percentage of the amount of Principal Receivables in Defaulted Accounts for such Monthly Period (to date), (iii) the Class A Percentage of the Monthly Servicing Fee for the related Monthly Period and (iv) the Class A Floating Percentage of the Series 2001-2 Percentage of the Adjustment Payment required to be made by the Transferor but not made on such business day and on each previous business day during such Monthly Period exceeds (b) the Available Series 2001-2 Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections, in each case allocated with respect thereto.

     "CLASS B REQUIRED AMOUNT" means for any business day during a Monthly Period the amount, if any, by which (a) the sum of (i) the Class B Monthly Interest and any overdue Class B Monthly Interest on the related Distribution Date (and additional interest thereon), (ii) the Class B Floating Percentage of the amount of Principal Receivables in Defaulted Accounts for such Monthly Period (to date), (iii) the Class B Percentage of the Monthly Servicing Fee for the related Monthly Period, (iv) the Class B Floating Percentage of the Series 2001-2 Percentage of the Adjustment Payment required to be made by the Transferor but not made on such business day and on each previous business day during such Monthly Period and (v) the unreimbursed amount by which the Class B Invested Amount has been reduced on prior business days because of unreimbursed Class B Charge-Offs and Redirected Class B Principal Collections exceeds (b) the Available Series 2001-2 Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections, in each case allocated with respect thereto.

APPLICATION OF COLLECTIONS

     Allocations. Obligors make payments on the Receivables to the Servicer, who deposits all such payments in the Collection Account no later than the second business day following the date of processing. On the day on which any deposit to the Collection Account is available, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Direct Merchants Bank or any affiliate of Direct Merchants Bank remains the Servicer under the Pooling and Servicing Agreement, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "TRANSFER DATE") in an aggregate amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied if (a)(i) the Servicer provides to the Trustee a letter of credit or other form of Enhancement rated in the highest rating category by the Rating Agencies covering the risk of collection of the Servicer and (ii) the Transferor shall not have received a notice from either Rating Agency that making payments monthly rather than daily would result in the lowering of such Rating Agency's then-existing rating of any Series of securities then outstanding or (b) the Servicer has and maintains a short-term credit rating of "P-1" by Moody's and "A-1" by Standard & Poor's.

     If clause (a) or clause (b) set forth in the proviso to the immediately preceding paragraph is satisfied cash collections held by the Servicer may be commingled and used for the benefit of the Servicer prior to each Transfer Date and, in the event of the insolvency or bankruptcy of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a first-priority perfected security interest in such collections. In such an event, the amount payable to you could be lower than the outstanding principal amount and accrued interest on the Securities, thus resulting in losses to you. The Servicer pays no fee to the Trust or any Securityholder for any use by the Servicer of funds representing Collections on the Receivables.

     The Servicer will withdraw the following amounts from the Collection Account for application on each business day as indicated:

          (i) an amount equal to the Transferor Percentage of the aggregate amount of Principal Collections will be paid to the Transferor;

          (ii) an amount equal to the Transferor Percentage of the aggregate amount of Finance Charge Collections will be paid to the holder of the Exchangeable Transferor Security to the extent such funds are not allocated to any Series as set forth in the applicable Supplement;

          (iii) an amount equal to the sum of (a) prior to the occurrence of a Pay Out Event, the Floating Percentage, and on and after the occurrence of a Pay Out Event, the Fixed/Floating Percentage, of the sum of the aggregate amount of Finance Charge Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period, (b) certain Transferor Finance Charge Collections allocable to the Securities and (c) Excess Finance Charge Collections of other Series allocable to Series 2001-2, will be allocated and paid as described below in "--Payment of Fees, Interest and Other Items;"

          (iv) during the Revolving Period, an amount equal to the Floating Percentage of Principal Collections (less the amount thereof which may be applied as Redirected Principal Collections) will be applied as Shared Principal Collections;

          (v) during an Amortization Period, an amount equal to the Fixed/Floating Percentage of Principal Collections (less the amount thereof applied as Redirected Principal Collections), any amount on deposit in the Excess Funding Account allocated to the holders of Series 2001-2 Securities and any amount on deposit in the Pre-Funding Account, any amounts to be paid in respect of the Series Default Amount, unpaid Adjustment Payments, Class A Charge-Offs, Class B Charge-Offs, Excess Collateral Charge-Offs and any amount of Shared Principal Collections allocated to the Class A Securities, the Class B Securities and the Excess Collateral on such business day, up to (a) during the Accumulation Period, the Controlled Deposit Amount or (b) during the Early Amortization Period, the Invested Amount, will be deposited in the Principal Account;

          (vi) Shared Principal Collections will be allocated to each outstanding Series pro rata based on any shortfalls with respect to principal payments with respect to any Series which is in its amortization period, and then, at the option of the Transferor, to make payments of principal with respect to the Variable Funding Securities. The Servicer will pay any remaining Shared Principal Collections on such business day to the holder of the Exchangeable Transferor Security; and

          (vii) Excess Finance Charge Collections will be allocated as set forth below in "--Payment of Fees, Interest and Other Items."

     Any Shared Principal Collections and other amounts described above as being payable to the Transferor will not be paid to the Transferor if the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest. Any such amounts otherwise payable to the Transferor, together with any Adjustment Payments, as described below, will be deposited into and held in the Excess Funding Account, and on an amortization period commencement date with respect to any Series, such amounts will be deposited in the principal account of such Series to the extent specified in the related Supplement until the applicable principal account of such Series has been funded in full or the holders of securities of such Series have been paid in full. See "Description of the Securities--Excess Funding Account" in the attached prospectus.

     On each business day the Transferor, at its discretion, will direct that amounts on deposit in the Payment Reserve Account be (a) retained therein, (b) applied as Available Series 2001-2 Finance Charge Collections or (c) paid to the Excess Collateral Holder.

     Payment of Fees, Interest and Other Items. On each business day during a Monthly Period, the Servicer will determine the amount of Available Series 2001-2 Finance Charge Collections and will apply such amount in the following priority:

          (i) an amount equal to the lesser of (A) the Available Series 2001-2 Finance Charge Collections and (B) the excess of (a) the sum of (1) the Class A Monthly Interest, (2) the amount of any Class A Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class A Interest Rate with respect to interest amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class A Securityholders;

          (ii) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the excess of (a) the sum of
     (1) the Class B Monthly Interest, (2) the amount of any Class B Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class B Interest Rate with respect to amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, which will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Securityholders;

          (iii) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the excess of (a) the sum of
     (1) the Excess Collateral Minimum Monthly Interest and (2) the amount of any Excess Collateral Minimum Monthly Interest previously due but not distributed to the Excess Collateral Holder in prior Monthly Periods over
     (b) the amount which has already been distributed to the Excess Collateral Holder with respect thereto in the current Monthly Period, will be distributed to the Excess Collateral Holder on such business day;

          (iv) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer will be distributed to the Servicer;

          (v) an amount equal to the lesser of (A) the sum of any Available Series 2001-2 Finance Charge Collections remaining and, if such day is a Default Recognition Date, an amount equal to the aggregate amount paid to the Transferor pursuant to the Transfer and Administration Agreement on each business day other than a Default Recognition Date to be treated as "TRANSFEROR RETAINED FINANCE CHARGE COLLECTIONS" for each prior business day during the related Monthly Period and (B) the sum of (1) the aggregate Series Default Amount for such business day and (2) the unpaid Series Default Amount for any prior business day during the then current Monthly Period, will be (x) during the Revolving Period, treated as Shared Principal Collections and (y) during an Amortization Period, treated as Available Series 2001-2 Principal Collections for the benefit of the Securities;

          (vi) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the Series 2001-2 Percentage of any Adjustment Payment which the Transferor is required but fails to make pursuant to the Pooling and Servicing Agreement will be (a) during the Revolving Period, treated as Shared Principal Collections and (b) during an Amortization Period, treated as Available Series 2001-2 Principal Collections for the benefit of the Securities;

          (vii) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) unreimbursed Class A Charge-Offs, if any, will be applied to reimburse Class A Charge-Offs and
     (x) during the Revolving Period, be treated as Shared Principal Collections and (y) during an Amortization Period, be treated as Available Series 2001-2 Principal Collections for the benefit of the Securities;

          (viii) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the unreimbursed amount by which the Class B Invested Amount has been reduced pursuant to clauses
     (c) and (d) of the definition thereof on prior business days, if any, will be applied to reimburse such reduced amount and (x) during the Revolving Period, be treated as Shared Principal Collections and (y) during an Amortization Period, be treated as Available Series 2001-2 Principal Collections for the benefit of the Securities;

          (ix) an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the unreimbursed amount by which the Excess Collateral Amount has been reduced pursuant to clauses (c) and (d) of the definition thereof on prior business days, if any, will be applied to reimburse such reduced amount and (x) during the Revolving Period, be treated as Shared Principal Collections and (y) during an Amortization Period, be treated as Available Series 2001-2 Principal Collections for the benefit of the Securities;

          (x) on and after the Reserve Account Funding Date, but prior to the date on which the Accumulation Period Reserve Account terminates, an amount equal to the lesser of (A) any Available Series 2001-2 Finance Charge Collections remaining and (B) the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited in the Accumulation Period Reserve Account; and

          (xi) any Available Series 2001-2 Finance Charge Collections remaining will be distributed to the Excess Collateral Holder.

     On each business day during a Monthly Period, any amount distributed to the Trustee pursuant to the Transfer and Administration Agreement to be deposited in the Payment Reserve Account shall be deposited in the Payment Reserve Account. The "PAYMENT RESERVE ACCOUNT" means an account established with a Qualified Institution for the benefit of Securityholders into which the Transferor may, at its option, retain amounts referred to in the preceding sentence on any business day for application, at its option, as Available Series 2001-2 Finance Charge Collections on any subsequent business day.

     On each business day during a Monthly Period, any amount distributed to the Trustee pursuant to the Transfer and Administration Agreement (i) to cover shortfalls, if any, in amounts payable from Finance Charge Collections to securityholders of other Series shall be applied as Excess Finance Charge Collections and (ii) to pay the reasonable costs and expenses of a successor Servicer shall be paid to such Servicer.

     Notwithstanding the foregoing, if on any Default Recognition Date the sum of the amount of Available Series 2001-2 Finance Charge Collections (including all amounts on deposit in the Payment Reserve Account) remaining after application pursuant to clause (iv) above and Transferor Retained Finance Charge Collections is less than the amount of the aggregate Series Default Amount for such business day, the Servicer will apply (i) amounts deposited in the Accumulation Period Reserve Account during the then current Monthly Period and
(ii) any amount distributed to the Trustee pursuant to the Transfer and Administration Agreement for application in accordance with the instructions of the Servicer in respect of such shortfall, in accordance with clause (v) above to the extent of such shortfall.

     On each Transfer Date, all investment income (net of investment losses and expenses) on funds on deposit in the Principal Funding Account, the Principal Account, the Pre-Funding Account, the Funding Period Reserve Account and the Accumulation Period Reserve Account will be applied as if such amounts were Available Series 2001-2 Finance Charge Collections on the last business day of the preceding Monthly Period.

     "CLASS A MONTHLY INTEREST" with respect to any Distribution Date will equal the product of (i) the Class A Interest Rate for the related Interest Accrual Period, (ii) the outstanding principal balance of the Class A Securities at the close of business on the first day of the related Interest Accrual Period and
(iii) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360.

     "CLASS B MONTHLY INTEREST" with respect to any Distribution Date will equal the product of (i) the Class B Interest Rate for the related Interest Accrual Period, (ii) the outstanding principal amount of the Class B Securities at the close of business on the first day of the related Interest Accrual Period and

(iii) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360.

     "EXCESS COLLATERAL MINIMUM MONTHLY INTEREST" with respect to any Transfer Date will equal the product of (i) the Excess Collateral Minimum Rate for the related Interest Accrual Period, (ii) the Excess Collateral Initial Amount less the aggregate amount distributed to the Excess Collateral Holder in respect of Excess Collateral Monthly Principal for all prior Transfer Dates and (iii) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360.

     "EXCESS COLLATERAL MINIMUM RATE" means a rate per annum specified in the agreement between the Transferor and the Excess Collateral Holder relating to the transfer of the Excess Collateral to the Excess Collateral Holder (the "TRANSFER AND ADMINISTRATION AGREEMENT") not to exceed the product of the Excess Collateral Notional Percentage times LIBOR plus 1.95%.

     Payment of Principal. On each business day during the Revolving Period, the Trustee, acting in accordance with instructions from the Servicer, will treat the amount described above in clause (iv) of "--Allocations" as Shared Principal Collections which will be applied as described above in clause (vi) of "--Allocations." On each Transfer Date during an Amortization Period, the Trustee, acting in accordance with instructions from the Servicer, will apply Principal Collections on deposit in the Principal Account in the following priority:

          (i) an amount equal to the Class A Principal will be deposited on each Transfer Date in the Principal Funding Account for distribution to the Class A Securityholders on the Class A Expected Final Payment Date (with respect to the Accumulation Period) or distributed to the Class A Securityholders on each Distribution Date until the Class A Invested Amount is paid in full (with respect to the Early Amortization Period);

          (ii) for each Transfer Date after the Class A Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date with respect to the Early Amortization Period), an amount equal to Class B Principal will be distributed to the Class B Securityholders on each Distribution Date until the Class B Invested Amount is paid in full;

          (iii) for each Transfer Date after the Class B Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to Excess Collateral Monthly Principal will be distributed to the Excess Collateral Holder on each Transfer Date until the Excess Collateral Amount is paid in full; and

          (iv) on each Transfer Date with respect to the Accumulation Period, the balance of Available Series 2001-2 Principal Collections not applied pursuant to (i) through (iii) above, if any, on each Transfer Date with respect to the Accumulation Period and the Early Amortization Period will be treated as Shared Principal Collections and applied as described above in clause (vi) of "--Allocations."

     In addition to being subject to reduction as described in "Description of the Offered Securities--Subordination" and "--Redirected Principal Collections" in this supplement, if certain conditions are satisfied the Excess Collateral Amount may be reduced to a minimum level with the consent of the Rating Agencies.

     "CLASS A PRINCIPAL" with respect to any Transfer Date relating to the Accumulation Period or the Early Amortization Period, prior to the payment in full of the Class A Invested Amount, will equal the least of (i) the Available Series 2001-2 Principal Collections on deposit in the Principal Account with respect to the related Transfer Date, (ii) for each Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount and on or prior to the Class A Expected Final Payment Date, the applicable Controlled Deposit Amount for such Distribution Date and (iii) the Class A Adjusted Invested Amount on such Transfer Date.

     "CLASS B PRINCIPAL" with respect to each Transfer Date relating to the Accumulation Period beginning with the Transfer Date following the Monthly Period in which the Class A Invested Amount has been paid in full, or with respect to each Transfer Date relating to the Early Amortization Period beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Securities have been paid in full (after taking into account payments to be made on the related Distribution Date), prior to the payment in full of the Class B Invested Amount, will equal the lesser of (i) the Available Series 2001-2 Principal Collections remaining on deposit in the Principal Account with respect to such Transfer Date after application thereof to Class A Principal, if any, and (ii) the Class B Invested Amount on such Transfer Date.

     "EXCESS COLLATERAL MONTHLY PRINCIPAL" with respect to each Transfer Date relating to the Accumulation Period or the Early Amortization Period beginning with the Transfer Date immediately preceding the Distribution Date on which the Class B Securities have been paid in full (after taking into account payments to be made on the related Distribution Date), prior to the payment in full of the Excess Collateral Amount, will equal the lesser of (i) the Available Series 2001-2 Principal Collections remaining on deposit in the Principal Account with respect to such Transfer Date after application thereof to Class A Principal and Class B Principal, if any, and (ii) the Excess Collateral Amount on such Transfer Date.

     "CONTROLLED ACCUMULATION AMOUNT" means (a) for any Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount, $46,616,000; provided, however, that if the commencement of the Accumulation Period is delayed as described above under "--Postponement of Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Accumulation Period and will be determined by the Servicer in accordance with the Pooling and Servicing Agreement based on the principal payment rates for the Accounts and on the invested amounts of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods during the Accumulation Period, and (b) for any Transfer Date with respect to the Accumulation Period after the payment in full of the Class A Invested Amount, an amount equal to the sum of the Class B Invested Amount and the Excess Collateral Amount on such Transfer Date.

     "ACCUMULATION SHORTFALL" initially means zero and thereafter means, with respect to any Monthly Period during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the Principal Funding Account for the previous Monthly Period.

COVERAGE OF INTEREST SHORTFALLS

     To the extent of any shortfall in the amount of Available Series 2001-2 Finance Charge Collections due to the accumulation of principal in the Excess Funding Account or the Pre-Funding Account, the Transferor Finance Charge Collections will be made available to cover the Negative Carry Amount.

     Finance Charge Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series ("EXCESS FINANCE CHARGE COLLECTIONS") will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series, pro rata based upon the amounts of the shortfalls, if any, with respect to such other Series. Any Excess Finance Charge Collections arising from Available Series 2001-2 Finance Charge Collections and remaining after covering shortfalls with respect to all outstanding Series during a Monthly Period will be paid to the successor Servicer, if any, to cover certain costs and expenses and then to the Excess Collateral Holder.

SHARED PRINCIPAL COLLECTIONS

     To the extent that Principal Collections and other amounts that are initially applied for the benefit of the securityholders' interest of any class of any Series are not needed to make payments to the securityholders of such class or required to be deposited in the Principal Account, they may be applied to cover principal payments due to or for the benefit of securityholders of another Series, including principal payments which the Transferor elects to make with respect to any Variable Funding Securities (such collections, "SHARED PRINCIPAL COLLECTIONS"). Any such redirection will not result in a reduction in the Securityholders' Interest. In addition, Principal Collections and certain other amounts initially applied for the benefit of other Series, to the extent such collections are not needed to make payments to the securityholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Securities. See "--Application of Collections" above and "Description of the Securities--Application of Collections" and "--Shared Principal Collections" in the attached prospectus.

DEFAULTED RECEIVABLES; DILUTION

     Receivables in Defaulted Accounts are charged off as uncollectible in accordance with the Servicer's customary and usual servicing procedures and the Credit and Collection Policy. See "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus and "Trust Credit Card Portfolio--Delinquency and Loss Experience" in this supplement. On each business day, the Servicer will allocate to the Securityholders the Series Default Amount. The term "SERIES DEFAULT AMOUNT" means a portion of all Defaulted Receivables in an amount equal to (i) on any business day other than a Default Recognition Date, an amount equal to the product of (a) the Floating Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date and (ii) on any Default Recognition Date, an amount equal to the product of (a) the Default Recognition Percentage applicable on such Default Recognition Date and (b) the aggregate principal amount of Defaulted Receivables with respect to such Default Recognition Date.

     If on any business day the Servicer reduces the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible (any such reduction, a "DILUTION"), then the amount of the Transferor Interest in the Trust will be reduced by the amount of the Dilution on such business day. In the event the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to pay to the Trust the amount of such Dilution (an "ADJUSTMENT PAYMENT") out of its own funds or, to the extent not paid by the Transferor, out of Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections designated for such purpose. To the extent that such amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to Series 2001-2, there will be an Investor Charge-Off as described below.

INVESTOR CHARGE-OFFS

     If on the second business day preceding each Distribution Date (the "DETERMINATION DATE"), the aggregate Series Default Amount and the Series 2001-2 Percentage of unpaid Adjustment Payments, if any, for all business days in the preceding Monthly Period exceeds the aggregate amount of Available Series 2001-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Principal Collections, Principal Funding Investment Proceeds, investment earnings on amounts on deposit in the Pre-Funding Account, any amounts withdrawn from the Funding Period Reserve Account and any amounts withdrawn from the Accumulation Period Reserve Account, and applied with respect to the Series Default Amount and the Series 2001-2 Percentage of unpaid Adjustment Payments with respect to such Monthly Period, then the Excess Collateral Amount will be reduced by the aggregate amount of such excess, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2001-2 Percentage of unpaid Adjustment Payments for such Monthly Period (an "EXCESS COLLATERAL CHARGE-OFF"). The Excess Collateral Amount thereafter will be increased (but not in excess of the unpaid principal balance of the Excess Collateral) on any business day by the amounts allocated and available for that purpose as described above under clause (ix) of "--Application of Collections--Payment of Fees, Interest and Other Items."

     In the event that any such reduction of the Excess Collateral Amount would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the aggregate of such excess, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2001-2 Percentage of unpaid Adjustment Payments with respect to such Monthly Period (a "CLASS B CHARGE-OFF"), which will have the effect of slowing or reducing the return of principal to the Class B Securityholders. The Class B Invested Amount thereafter will be increased (but not in excess of the unpaid principal balance of the Class B Securities) on any business day by the amounts allocated and available for that purpose as described above under clause (viii) of "--Application of Collections--Payment of Fees, Interest and Other Items."

     In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the aggregate of such excess, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2001-2 Percentage of unpaid Adjustment Payments with respect to such Monthly Period (a "CLASS A CHARGE-OFF"), which will have the effect of slowing or reducing the return of principal to the Class A Securityholders. The Class A Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class A Securities) on any business day by the amounts allocated and available for that purpose as described above under clause (vii) of "--Application of Collections--Payment of Fees, Interest and Other Items."

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Series 2001-2 Supplement, the Servicer will establish and maintain with a Qualified Institution a principal funding account as a segregated trust account held for the benefit of the Securityholders (the "PRINCIPAL FUNDING ACCOUNT"). During the Accumulation Period, the Trustee at the direction of the Servicer will transfer from the Principal Account to the Principal Funding Account Collections in respect of Principal Receivables (other than Redirected Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Securities as described above under "--Application of Collections."

     Funds on deposit in the Principal Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. During the Accumulation Period, investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "PRINCIPAL FUNDING INVESTMENT PROCEEDS") will be applied on each Transfer Date to the extent of the Covered Amount as if such amounts were Available Series 2001-2 Finance Charge Collections on the last business day of the preceding Monthly Period. If, for any Interest Accrual Period, the Principal Funding Investment Proceeds are less than an amount equal to the Covered Amount, the amount of such deficiency will be paid from the Accumulation Period Reserve Account to the extent of the Available Reserve Account Amount and applied on the applicable Transfer Date as if such amount were Available Series 2001-2 Finance Charge Collections on the last business day of the preceding Monthly Period.

ACCUMULATION PERIOD RESERVE ACCOUNT

     Pursuant to the Series 2001-2 Supplement, the Servicer will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Securityholders (the "ACCUMULATION PERIOD RESERVE ACCOUNT"). The Accumulation Period Reserve Account is established to assist with the subsequent distribution of interest on the Securities during the Accumulation Period. On each business day from and after the Reserve Account Funding Date, but prior to the termination of the Accumulation Period Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Series 2001-2 Finance Charge Collections allocated to the Securities (to the extent described above under "--Application of Collections--Payment of Fees, Interest and Other Items") to increase the amount on deposit in the Accumulation Period Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "RESERVE ACCOUNT FUNDING DATE" will be the first day of the third Monthly Period prior to the commencement of the Accumulation Period, or such earlier date as the Servicer may determine in accordance with the Pooling and Servicing Agreement. The "REQUIRED RESERVE

ACCOUNT AMOUNT" for any date on or after the Reserve Account Funding Date will be equal to (a) 0.75 percent of the Class A Invested Amount or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall have provided the Servicer and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 2001-2.

     "RATING AGENCY CONDITION" means the notification in writing by each Rating Agency that a proposed action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor securities of any outstanding Series or class with respect to which it is a Rating Agency.

     Provided that the Accumulation Period Reserve Account has not terminated as described below, all amounts on deposit in the Accumulation Period Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Accumulation Period Reserve Account to be made on such Transfer Date) will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Accumulation Period Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or applied on each Transfer Date as if such amount were Available Series 2001-2 Finance Charge Collections on the last day of the preceding Monthly Period.

     On or before each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Early Amortization Period, a withdrawal will be made from the Accumulation Period Reserve Account, and the amount of such withdrawal will be applied as if such amount were Available Series 2001-2 Finance Charge Collections on the last day of the preceding Monthly Period in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the excess, if any, of
(i) the product of (x) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360,
(y) the Class A Interest Rate as in effect for the related Interest Accrual Period and (z) the Principal Funding Account Balance as of the last day of the Monthly Period preceding the Monthly Period in which such Interest Accrual Periods ends (the "COVERED AMOUNT") over (ii) the Principal Funding Investment Proceeds with respect to such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Accumulation Period Reserve Account (the "AVAILABLE RESERVE ACCOUNT AMOUNT") will be equal to the lesser of the amount on deposit in the Accumulation Period Reserve Account (before giving effect to any withdrawal to be made from the Accumulation Period Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

     The Accumulation Period Reserve Account will be terminated following the earliest to occur of (a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Class A Invested Amount is paid in full, (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Securities and (d) if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Early Amortization Period and the Class A Expected Final Payment Date. Upon the termination of the Accumulation Period Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Accumulation Period Reserve Account on such date as described above) will be applied as if they were Available Series 2001-2 Finance Charge Collections.

PAIRED SERIES

     Subject to the satisfaction of the Rating Agency Condition, prior to the commencement of the Early Amortization Period the Securities may be paired with one or more other Series or a portion of one or more other Series issued by the Trust (each, a "PAIRED SERIES"). Each Paired Series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Securityholders. As amounts are deposited in the Principal Funding Account for the benefit of the Securityholders either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Securities, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Securityholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described under "Description of the Securities--Exchanges" in the attached prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Securityholder. In particular, the denominator of the Fixed/Floating Percentages for the Class A Securities and the Class B Securities may be increased upon the occurrence of a Pay Out Event with respect to a Paired Series resulting in a possible reduction of the percentage of Principal Collections and Finance Charge Collections allocated to Series 2001-2 if such event required reliance by Series 2001-2 on clause (b) of the denominator of the applicable Fixed/Floating Percentages and, in the case of Principal Collections, allowed payment of principal at such time to the Paired Series. See "--Allocation Percentages" above.

DEFEASANCE

     On the date that the following conditions shall have been satisfied: (i) the Transferor shall have deposited (x) in the Principal Funding Account an amount equal to the sum of the outstanding principal balance of the Class A Securities, which amount shall be invested in Cash Equivalents, (y) in the Principal Account an amount equal to the sum of the outstanding principal balances of the Class B Securities and the Excess Collateral and (z) in the Accumulation Period Reserve Account an amount equal to or greater than the Covered Amount, as estimated by the Transferor, for the period from the date of the deposit to the Principal Funding Account through the Class A Expected Final Payment Date; (ii) the Transferor shall have delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act and an opinion of counsel to the effect that following such deposit none of the Trust, the Accumulation Period Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; and (iv) a Ratings Event will not occur as a result of such events; then, the Securities will no longer be entitled to the security interest of the Trust in the Receivables and, except those set forth in clause (i) above, other Trust assets ("DEFEASANCE"), and the percentages applicable to the allocation to the Securityholders of Principal Collections, Finance Charge Collections and amounts of Defaulted Receivables will be reduced to zero.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     The Class A Securities, the Class B Securities and the Excess Collateral will be subject to optional repurchase by the Transferor (so long as the Transferor is the Servicer or an affiliate thereof) on any Distribution Date if on such Distribution Date the sum of the Class A Invested Amount, Class B Invested Amount and Excess Collateral Amount would be reduced to an amount less than or equal to 10 percent of the Initial Invested Amount, if certain conditions set forth in the Pooling and Servicing Agreement are satisfied. The repurchase price will be equal to the unpaid Invested Amount plus accrued and unpaid interest on the Securities, in each case after giving effect to any payments on such date. In each case, interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

     The Securities will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Securityholders, whether as a result of optional reassignment to the Transferor or otherwise. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Securities will be made on the November 2009 Distribution Date (the "SERIES 2001-2 TERMINATION DATE"), except to the extent provided below. In the event that the Invested Amount is greater than zero, exclusive of any Class held by the Transferor, on the Series 2001-2 Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds first to the Class A Securities until paid in full, then to the Class B Securities until paid in full, and then to the Excess Collateral to the extent necessary to pay such remaining amounts to all Securityholders pro rata within each Class as final payment of the Securities) interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the Series 2001-2 Supplement, in an amount up to 110 percent of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Securities in accordance with the Pooling and Servicing Agreement). If the sale contemplated by the preceding sentence has not occurred by the Series 2001-2 Termination Date, the affected Securityholders shall remain entitled to receive proceeds of such sale when it occurs. The net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Securities, will be paid on the Series 2001-2 Termination Date first to the Class A Securityholders until the Class A Invested Amount is paid in full, then to the Class B Securityholders until the Class B Invested Amount is paid in full and then to the Excess Collateral Holder until the Excess Collateral Amount is paid in full.

     Unless the Servicer and the holder of the Exchangeable Transferor Security instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to securityholders sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable interest rates to the next Distribution Date and (b) a date which shall not be later than May 26, 2095. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Security, the Trustee will convey to the holder of the Exchangeable Transferor Security all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

PAY OUT EVENTS

     As described above, the Revolving Period will continue until the commencement of the Accumulation Period, unless a Pay Out Event occurs prior to such date. A "PAY OUT EVENT" refers to any of the following events:

          (i) failure on the part of the Transferor (a) to make any payment or deposit on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (b) to perform in all material respects the Transferor's covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any Receivable; or (c) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement or the Purchase Agreement, which failure has a material adverse effect on the Securityholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Securityholders representing more than 50 percent of the Invested Amount and continues to materially and adversely affect the interests of the Securityholders for such period;

          (ii) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, and as a result the interests of the Securityholders are materially adversely affected, and such representation or warranty continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50 percent of the Invested Amount and the Securityholders' Interest continues to be materially adversely affected during such period; provided, however, that a Pay Out Event pursuant to this clause (ii) will not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

          (iii) certain events of bankruptcy or insolvency relating to the Transferor, Direct Merchants Bank or Metris;

          (iv) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average Base Rates for such three consecutive Monthly Periods;

          (v) the Trust shall become subject to regulation by the SEC as an "investment company" within the meaning of the Investment Company Act;

          (vi) (a) the Transferor Interest shall be less than the Minimum Transferor Interest, (b) (I) the sum of the amount on deposit in the Pre-Funding Account plus the Series 2001-2 Percentage of the sum of the total amount of Principal Receivables plus amounts on deposit in the Excess Funding Account shall be less than (II) the sum of the aggregate outstanding principal amounts of the Class A Securities, the Class B Securities and the Excess Collateral, (c) the total amount of Principal Receivables and the amounts on deposit in the Excess Funding Account, the Pre-Funding Account, the Principal Account and the Principal Funding Account shall be less than the Minimum Aggregate Principal Receivables or
     (d) the Retained Percentage shall be equal to or less than 2 percent, in each case as of any Determination Date;

          (vii) any Servicer Default shall occur which would have a material adverse effect on the Securityholders; or

          (viii) failure of any Interest Rate Cap Provider to make any payment required under an Interest Rate Cap within 30 days of the date such payment was due.

     In the case of any event described in clause (i), (ii), or (vii) above, a Pay Out Event will be deemed to have occurred with respect to the Securities only if, after any applicable grace period, the Securityholders evidencing undivided interests aggregating more than 50 percent of the Invested Amount, by written notice to the Trustee, the Transferor, and the Interest Rate Cap Provider pursuant to the Series 2001-2 Supplement and the Servicer declare that a Pay Out Event has occurred with respect to the Securities as of the date of such notice. In the case of any event described in clause (iii) or (v) above, a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (iv), (vi) or (viii) a Pay Out Event with respect only to the Securities, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Securityholders or all securityholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, distributions of principal to the Securityholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Securityholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life and maturity of the Securities.

     In addition to the consequences of a Pay Out Event discussed above, if, pursuant to certain provisions of federal law, the Transferor or Metris voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the Transferor or Metris (an "INSOLVENCY EVENT"), the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. If an Insolvency Event occurs or, at any time the Retained Percentage is equal to or less than 2 percent (a "TRIGGER EVENT"), the Pooling and Servicing Agreement and the Trust shall be terminated, and within 15 days of notice to the Trustee, the Trustee will publish a notice of the Insolvency Event or Trigger

Event, stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables. With respect to each Series outstanding at such time (or, if any such Series has more than one class, of each class of such Series excluding any class or portion thereof held by the Transferor), unless otherwise instructed within a specified period by securityholders representing undivided interests aggregating more than 50 percent of the invested amount of such Series (or class excluding any class or portion thereof held by the Transferor) and the holders of any Supplemental Securities or any other interest in the Exchangeable Transferor Security other than the Transferor, the Trustee shall use its best efforts to sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement through the solicitation of competitive bids and on terms equivalent to the best purchase offer, as determined by the Trustee. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables allocable to such Securityholders and will be distributed to the applicable Securityholders as provided above in "--Application of Collections."

     If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Securities.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee in an amount for any Monthly Period (the "MONTHLY SERVICING FEE") equal to the product of (i) a fraction the numerator of which is the actual number of days in such Monthly Period and the denominator of which is 365 or 366, (ii) the applicable Servicing Fee Percentage and (iii) the Adjusted Invested Amount as of the beginning of the day on the first day of such Monthly Period, or, in the case of the first Distribution Date, the Initial Invested Amount. The Monthly Servicing Fee will be funded from Finance Charge Collections allocated to the Securityholders' Interest, and will be paid from the amount so allocated and on deposit in the Collection Account. See "--Application of Collections--Payment of Fees, Interest and Other Items" above and "Description of the Securities--Application of Collections" in the attached prospectus. The remainder of the servicing fee will be allocable to the Transferor Interest and the investor interests of other Series. Neither the Trust nor the Securityholders will have any obligation to pay such portion of the servicing fee.

     "SERVICING FEE PERCENTAGE" means 2.00 percent per annum, or for so long as Direct Merchants Bank is the Servicer, a lesser rate if so specified in the Series 2001-2 Supplement.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Securityholders other than federal, state and local income and franchise taxes, if any, of the Trust.

REPORTS TO SECURITYHOLDERS

     On or after each Distribution Date, the Trustee will forward to each Securityholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Securities--Reports to Securityholders" in the attached prospectus. In addition, such statement will include (a) the amount, if any, withdrawn from the Principal Funding Account for such Transfer Date, (b) the Transferor Interest, if any, for such Transfer Date, (c) the aggregate Interest Rate Caps notional amount and the amount deposited in the Cap Proceeds Account during the related Monthly Period and (d) the Pre-Funded Amount. In the event that Definitive Securities are issued, notices to Securityholders will also be given by mail to their addresses as they appear on the register maintained by the Trustee.

                        LISTING AND GENERAL INFORMATION

     We will attempt to apply to have the Offered Securities listed on the Luxembourg Stock Exchange. We cannot assure you that the application will be accepted or that the Offered Securities will be listed on the Luxembourg Stock Exchange or any other stock exchange or, if so listed, when such listing would occur. Purchasers of the Offered Securities should not rely upon the Offered Securities being listed on the Luxembourg Stock Exchange or any other stock exchange. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the Offered Securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether our listing application has been accepted and whether the Offered Securities are listed on the Luxembourg Stock Exchange. If the listing application is accepted, the Certificate of Incorporation and By-laws of the Transferor, as well as legal notice relating to the issuance of the Offered Securities will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. If the Offered Securities are listed, trading of the Offered Securities may be effected on the Luxembourg Stock Exchange. The Class A Securities and the Class B Securities have been accepted for clearance through the facilities of DTC, Clearstream and Euroclear.

     The transactions contemplated in this prospectus supplement were authorized by resolutions adopted by Metris Receivables, Inc.'s Board of Directors on March 19, 1999.

     If the Offered Securities are listed on the Luxembourg Stock Exchange, copies of the Pooling and Servicing Agreement, the Series 2001-2 Supplement, the annual report of independent certified public accountants described in "Description of the Securities--Evidence as to Compliance" in the attached prospectus, the documents listed under "Where You Can Find More Information" and the reports to Securityholders referred to under "Reports to Securityholders" and "Description of the Securities--Reports to Securityholders" in the attached prospectus will be available free of charge at the office of Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the Offered Securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg. Financial information regarding the Transferor is included in the consolidated financial statements of Metris Companies Inc. in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, also available at the office of the listing agent in Luxembourg. For so long as the Offered Securities are outstanding and are listed on the Luxembourg Stock Exchange, copies of each Annual Report on Form 10-K for subsequent fiscal years will also be available at the office of the listing agent in Luxembourg.

     The Transferor confirms that there has been no material adverse change in the performance of the Trust since March 31, 2001, the date of the information with respect to the Trust set forth in this supplement under "The Receivables."

     In the event that the Offered Securities are listed on the Luxembourg Stock Exchange and Definitive Securities are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg Transfer Agent, the Luxembourg Paying Agent will be appointed as a Transfer Agent.

     The Pooling and Servicing Agreement provides that the Trustee shall pay to the Transferor upon request any monies held by the Trustee for the payment of principal and interest which remains unclaimed for two years. After payment to the Transferor, Securityholders entitled to the money must look to the Transferor for payment as general creditors unless an abandoned property law designates otherwise.

     The Securities, the Pooling and Servicing Agreement and the Series 2001-2 Supplement are governed by the laws of the State of Delaware.

                              ERISA CONSIDERATIONS

     Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "CODE"), prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "PLANS") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "PARTIES IN INTEREST") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and
Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) are not subject to ERISA requirements.

OFFERED SECURITIES

     The Underwriters do not expect that the Class A Securities or the Class B Securities, in either case, will be held by at least 100 investors who are independent of the issuer and of one another and, therefore, do not expect that such Class A Securities or Class B Securities will qualify as "publicly-offered securities." See "ERISA Considerations" in the attached prospectus. Accordingly, neither the Class A Securities nor the Class B Securities may be acquired or held by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under the Plan Asset Regulation by reason of any such plan's investment in the entity. By its acceptance of a Class A Security or a Class B Security, each Class A Securityholder or Class B Securityholder, as applicable, will be deemed to have represented and warranted that it is not and will not be subject to the foregoing limitation.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated May 24, 2001 (the "UNDERWRITING AGREEMENT") among Metris Receivables, Inc., Metris Companies Inc. and the underwriters named below (the
"UNDERWRITERS"), Metris Receivables, Inc. has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Securities set forth opposite its name:

                                                                 PRINCIPAL
                                                                 AMOUNT OF
                                                                  CLASS A
                    CLASS A UNDERWRITERS                         SECURITIES
                    --------------------                        ------------
Deutsche Banc Alex. Brown Inc. .............................    $111,880,000
Banc of America Securities LLC..............................     111,878,000
Barclays Capital Inc........................................     111,878,000
Credit Suisse First Boston Corporation......................     111,878,000
J.P. Morgan Securities Inc..................................     111,878,000
                                                                ------------
       Total................................................    $559,392,000
                                                                ============

                                                                 PRINCIPAL
                                                                 AMOUNT OF
                                                                  CLASS B
                    CLASS B UNDERWRITERS                        SECURITIES
                    --------------------                        -----------
Deutsche Banc Alex. Brown Inc. .............................    $49,724,000
Banc of America Securities LLC..............................     49,724,000
                                                                -----------
       Total................................................    $99,448,000
                                                                ===========

     In the Underwriting Agreement, the Underwriters of the Class A Securities (the "CLASS A UNDERWRITERS") have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Securities offered hereby if any of the Class A Securities are purchased. In the Underwriting Agreement, the Underwriters of the Class B Securities (the "CLASS B UNDERWRITERS") have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Securities offered hereby if any of the Class B Securities are purchased.

     The Class A Underwriters propose initially to offer the Class A Securities to the public at 100.00% of their principal amount and to certain dealers at such price less concessions not in excess of 0.165% of the principal amount of the Class A Securities. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class A Securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

     The Class B Underwriters propose initially to offer the Class B Securities to the public at 100.00% of their principal amount and to certain dealers at such price less concessions not in excess of 0.180% of the principal amount of the Class B Securities. The Class B Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class B Securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriters.

     Metris Receivables, Inc. will receive proceeds of approximately $657,003,328 from the sale of Offered Securities (representing 99.725% of the principal amount of each Class A Security and 99.700% of the principal amount of each Class B Security) after paying the underwriting discount of $1,836,672 (representing 0.275% of the principal amount of each Class A Security and 0.300% of the principal amount of each Class B Security). Additional offering expenses are estimated to be approximately $865,000.

     Each Underwriter has represented and agreed that (a) it only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986

(Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom and (c) if the Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     Metris Receivables, Inc. and Metris Companies Inc. will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     Any Underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934:

     - over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position;

     - stabilizing transactions, which permit bids to purchase the Offered Securities so long as the stabilizing bids do not exceed a specified maximum; and

     - syndicate covering transactions, which involve purchases of the Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Such over-allotment transactions, stabilizing transactions and syndicate covering transactions may cause prices of the Offered Securities to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the Underwriters represent that the Underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

     In the ordinary course of business, one or more of the Underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with Metris Companies Inc. and its affiliates. Bank of America, N.A., the Interest Rate Cap Provider, is an affiliate of Banc of America Securities LLC, which is one of the Underwriters of the Offered Securities. As discussed under "Use of Proceeds," a portion of the net proceeds of the sale of the Offered Securities will be used to repay all or a portion of the principal of the Series 2001-A Variable Funding Securities. The Series 2001-A Variable Funding Securities are held by one or more conduit investors for which Deutsche Bank AG, New York Branch, an affiliate of Deutsche Banc Alex. Brown Inc., provides liquidity lines and acts as administrator. Deutsche Banc Alex. Brown Inc. is one of the Underwriters of the Offered Securities.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

              TERM                     PAGE
              ----                  ----------
Accounts........................          S-20
Accumulation Period.............          S-26
Accumulation Period Length......          S-37
Accumulation Period Reserve
  Account.......................          S-52
Accumulation Shortfall..........    S-27, S-50
Adjusted Invested Amount........          S-29
Adjustment Payment..............          S-51
Agreement.......................          S-20
Amortization Period Commencement
  Date..........................          S-41
Available Reserve Account
  Amount........................          S-53
Available Series 2001-2 Finance
  Charge Collections............          S-34
Available Series 2001-2
  Principal Collections.........          S-35
Bank of America.................          S-40
Base Rate.......................          S-29
Cap Proceeds Account............          S-39
Class A Adjusted Invested
  Amount........................          S-42
Class A Charge-Off..............          S-52
Class A Expected Final Payment
  Date..........................          S-26
Class A Fixed/Floating
  Percentage....................          S-41
Class A Floating Percentage.....          S-41
Class A Initial Invested
  Amount........................          S-42
Class A Interest Rate...........          S-33
Class A Invested Amount.........          S-41
Class A Monthly Interest........          S-48
Class A Percentage..............          S-42
Class A Principal...............          S-49
Class A Required Amount.........          S-45
Class A Securities..............          S-20
Class A Securityholders.........          S-20
Class A Securityholders'
  Interest......................          S-43
Class A Underwriters............          S-60
Class B Charge-Off..............          S-52
Class B Expected Final Payment
  Date..........................          S-26
Class B Fixed/Floating
  Percentage....................          S-41
Class B Floating Percentage.....          S-41
Class B Initial Invested
  Amount........................          S-42
Class B Interest Rate...........          S-33
Class B Invested Amount.........          S-42
Class B Monthly Interest........          S-48
Class B Percentage..............          S-42
Class B Principal...............          S-50
Class B Required Amount.........          S-45
Class B Securities..............          S-20

              TERM                     PAGE
              ----                  ----------
Class B Securityholders.........          S-20
Class B Securityholders'
  Interest......................          S-43
Class B Underwriters............          S-60
Clearstream.....................          S-32
Closing Date....................          S-33
Code............................          S-58
Controlled Accumulation
  Amount........................          S-50
Controlled Deposit Amount.......          S-26
Covered Amount..................          S-53
Defeasance......................          S-54
Determination Date..............          S-51
Dilution........................          S-51
Distribution Date...............          S-34
DTC.............................          S-32
Early Amortization Period.......          S-28
ERISA...........................          S-58
Euroclear.......................          S-32
Excess Collateral...............          S-20
Excess Collateral Amount........          S-42
Excess Collateral Charge-Off....          S-51
Excess Collateral Expected Final
  Payment Date..................          S-26
Excess Collateral Fixed/Floating
  Percentage....................          S-41
Excess Collateral Floating
  Percentage....................          S-41
Excess Collateral Holder........          S-20
Excess Collateral Holder's
  Interest......................          S-43
Excess Collateral Initial
  Amount........................          S-42
Excess Collateral Minimum
  Monthly Interest..............          S-49
Excess Collateral Minimum
  Rate..........................          S-49
Excess Collateral Monthly
  Principal.....................          S-50
Excess Collateral Notional
  Percentage....................          S-39
Excess Collateral Percentage....          S-42
Excess Finance Charge
  Collections...................    S-44, S-50
FDIA............................          S-16
FDIC............................          S-15
Fixed/Floating Percentage.......          S-41
Floating Percentage.............          S-41
Full Invested Amount............          S-43
Funding Period..................          S-36
Funding Period Reserve
  Account.......................          S-36
GE Portfolio....................          S-21
Initial Closing Date............          S-23
Initial Invested Amount.........          S-43
Insolvency Event................          S-56
Interest Rate Cap Provider......          S-39

              TERM                     PAGE
              ----                  ----------
Interest Rate Caps..............          S-39
Invested Amount.................          S-42
LIBOR...........................          S-33
LIBOR Determination Date........          S-33
Minimum Aggregate Principal
  Receivables...................          S-24
Minimum Transferor Interest.....          S-24
Minimum Transferor Percentage...          S-24
Monthly Servicing Fee...........          S-57
Negative Carry Amount...........          S-43
OCC.............................          S-14
Offered Securities..............          S-20
Paired Series...................          S-53
Parties in Interest.............          S-59
Pay Out Event...................          S-55
Payment Reserve Account.........          S-48
Plans...........................          S-58
PNC Portfolio...................          S-20
Pooling and Servicing
  Agreement.....................          S-20
Portfolio Yield.................          S-29
Pre-Funded Amount...............          S-36
Pre-Funding Account.............          S-36
Principal Funding Account.......          S-52
Principal Funding Account
  Balance.......................          S-27
Principal Funding Investment
  Proceeds......................          S-52
Qualified Substitute
  Arrangement...................          S-39
Rating Agency Condition.........          S-53
Receivables.....................          S-20
Record Date.....................          S-32
Recoveries......................          S-23
Redirected Class B Principal
  Collections...................          S-44
Redirected Excess Collateral
  Principal Collections.........          S-44

              TERM                     PAGE
              ----                  ----------
Redirected Principal
  Collections...................          S-44
Reference Banks.................          S-34
Removed Accounts................          S-24
Replacement Interest Rate Cap...          S-39
Required Amount.................          S-43
Required Reserve Account
  Amount........................          S-52
Reserve Account Funding Date....          S-52
Revolving Period................          S-34
Securities......................          S-20
Securityholders.................          S-20
Series 2001-2 Percentage........          S-43
Series 2001-2 Securities........          S-20
Series 2001-2 Supplement........          S-20
Series 2001-2 Termination
  Date..........................          S-55
Series Default Amount...........          S-51
Servicing Fee Percentage........          S-57
Shared Principal Collections....          S-51
Telerate Page 3750..............          S-34
Transfer and Administration
  Agreement.....................          S-49
Transfer Date...................          S-45
Transferor......................          S-20
Transferor Finance Charge
  Collections...................          S-43
Transferor Interest.............          S-40
Transferor Percentage...........          S-41
Transferor Retained Finance
  Charge Collections............          S-47
Trigger Event...................          S-56
Trust Accounts..................          S-39
Trustee.........................          S-20
Underwriters....................          S-60
Underwriting Agreement..........          S-60

                                    ANNEX I
                            PREVIOUSLY ISSUED SERIES

     The Trust has previously issued twelve other Series that the Transferor anticipates will be outstanding on the Closing Date. The table below sets forth the principal characteristics of such Series. For more specific information with respect to any Series, any prospective investor should contact the Servicer at
(952) 525-5094. The Servicer will provide, without charge, to any prospective purchaser of the Offered Securities, a copy of the disclosure documents for any previous publicly issued Series.

SERIES 1997-1

Class A Certificates
Initial Invested Amount......................    $616,250,000
Interest Rate................................    6.87%
Commencement of Accumulation Period..........    Last day of March 2001 Monthly Period or
                                                 later date as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Certificates, Class
                                                 C Certificates and Class D Certificates
Series 1997-1 Termination Date...............    October 2005 Distribution Date
Series Issuance Date.........................    May 8, 1997

Class B Certificates
Initial Invested Amount......................    $106,250,000
Interest Rate................................    7.11%
Commencement of Accumulation Period..........    Same as above for Class A Certificates
Annual Servicing Fee Percentage..............    Same as above for Class A Certificates
Enhancement..................................    Subordination of Class C Certificates and
                                                 Class D Certificates
Series 1997-1 Termination Date...............    Same as above for Class A Certificates

Class C Certificates
Initial Invested Amount......................    $72,250,000
Interest Rate................................    LIBOR + 0.850%
Commencement of Accumulation Period..........    Same as above for Class A Certificates
Annual Servicing Fee Percentage..............    Same as above for Class A Certificates
Enhancement..................................    Subordination of Class D Certificates and
                                                 Class C Reserve Account
Series 1997-1 Termination Date...............    Same as above for Class A Certificates

Class D Certificates
Invested Amount..............................    $55,250,000
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Certificates
Series 1997-1 Termination Date...............    Same as above for Class A Certificates

SERIES 1997-2

Class A Certificates
Initial Invested Amount......................    $455,000,000
Interest Rate................................    LIBOR + 0.20%
Commencement of Accumulation Period..........    Last day of October 2001 Monthly Period or
                                                 later date as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Certificates, Class
                                                 C Certificates and Class D Certificates
Series 1997-2 Termination Date...............    May 2006 Distribution Date
Series Issuance Date.........................    November 20, 1997

                                      A-I-1

Class B Certificates
Initial Invested Amount......................    $101,500,000
Interest Rate................................    LIBOR + 0.43%
Commencement of Accumulation Period..........    Same as above for Class A Certificates
Annual Servicing Fee Percentage..............    Same as above for Class A Certificates
Enhancement..................................    Subordination of Class C Certificates and
                                                 Class D Certificates
Series 1997-2 Termination Date...............    Same as above for Class A Certificates

Class C Certificates
Initial Invested Amount......................    $98,000,000
Interest Rate................................    LIBOR + 1.05%
Commencement of Accumulation Period..........    Same as above for Class A Certificates
Annual Servicing Fee Percentage..............    Same as above for Class A Certificates
Enhancement..................................    Subordination of Class D Certificates and
                                                 Class C Reserve Account
Series 1997-2 Termination Date...............    Same as above for Class A Certificates

Class D Certificates
Invested Amount..............................    $45,500,000
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Certificates
Series 1997-2 Termination Date...............    Same as above for Class A Certificates

SERIES 1998-1

Class A Securities
Invested Amount as of May 24, 2001...........    $582,018,290.24
Expected Invested Amount as of Closing Date
  (after application of proceeds)............    $0
Maximum Permitted Invested Amount............    $600,000,000
Interest Rate................................    A1/P1 Commercial Paper/LIBOR + 0.75% Blended
Commencement of Amortization Period..........    August 20, 2001 (extendible)
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities,
                                                 Collateralized Trust Obligations and Class D
                                                 Securities
Series 1998-1 Termination Date...............    August 20, 2005 (extendible)
Series Issuance Date.........................    July 30, 1998

Class B Securities
Initial Invested Amount......................    $56,376,000
Interest Rate................................    LIBOR + 0.45%
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Enhancement..................................    Subordination of Collateralized Trust
                                                 Obligations and Class D Securities
Series 1998-1 Termination Date...............    Same as above for Class A Securities

Collateralized Trust Obligations
Initial Invested Amount......................    $96,645,000
Interest Rate................................    LIBOR + 0.85%
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Enhancement..................................    Subordination of Class D Securities
Series 1998-1 Termination Date...............    Same as above for Class A Securities

Class D Securities
Invested Amount as of May 24, 2001...........    $51,100,000
Expected Invested Amount as of Closing Date
(after reduction of Class A Invested
Amount)......................................    $10,638,000
Maximum Permitted Invested Amount............    $52,350,000
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Series 1998-1 Termination Date...............    Same as above for Class A Securities

                                      A-I-2

SERIES 1998-3

Class A Securities
Initial Invested Amount......................    $500,000,000
Interest Rate................................    LIBOR + 0.65%
Commencement of Accumulation Period..........    Last day of January 2001 Monthly Period or
                                                 later date as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Financial Guaranty Insurance Policy
Series 1998-3 Termination Date...............    April 2006 Distribution Date
Series Issuance Date.........................    December 4, 1998

Class B Securities
Initial Invested Amount......................    $49,450,550
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Series 1998-3 Termination Date...............    Same as above for Class A Securities

SERIES 1999-1

Class A Securities
Initial Invested Amount......................    $500,000,000
Interest Rate................................    LIBOR + 0.35%
Commencement of Accumulation Period..........    Last day of May 2003 Monthly Period or later
                                                 date as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Financial Guaranty Insurance Policy
Series 1999-1 Termination Date...............    October 2007 Distribution Date
Series Issuance Date.........................    July 7, 1999

Class B Securities
Initial Invested Amount......................    $49,450,550
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Series 1999-1 Termination Date...............    Same as above for Class A Securities

SERIES 1999-2

Class A Securities
Initial Invested Amount......................    $500,000,000
Interest Rate................................    LIBOR + 0.52%
Commencement of Accumulation Period..........    Last day of June 2005 Monthly Period or later
                                                 date as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Financial Guaranty Insurance Policy
Series 1999-2 Termination Date...............    July 2006 Distribution Date (extendible)
Series Issuance Date.........................    September 22, 1999

Class B Securities
Initial Invested Amount......................    $49,450,550
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Series 1999-2 Termination Date...............    Same as above for Class A Securities

                                      A-I-3

SERIES 1999-3

Class A Securities
Initial Invested Amount......................    $300,000,000
Interest Rate................................    LIBOR + 0.42%
Commencement of Accumulation Period..........    Last day of October 2004 Monthly Period or
                                                 later as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Financial Guaranty Insurance Policy
Series 1999-3 Termination Date...............    April 2009 Distribution Date
Series Issuance Date.........................    December 9, 1999

Class B Securities
Initial Invested Amount......................    $29,670,330
Interest Rate................................    None
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Series 1999-3 Termination Date...............    Same as above for Class A Securities

SERIES 2000-1

Class A Securities
Initial Invested Amount......................    $447,514,000
Interest Rate................................    LIBOR + 0.30%
Commencement of Accumulation Period..........    Last day of January 2004 Monthly Period or
                                                 later date as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Excess Collateral
Series 2000-1 Termination Date...............    August 2008 Distribution Date
Series Issuance Date.........................    March 20, 2000

Class B Securities
Initial Invested Amount......................    $67,956,000
Interest Rate................................    LIBOR + 0.68%
Commencement of Accumulation Period..........    N/A
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Enhancement..................................    Subordination of Excess Collateral
Series 2000-1 Termination Date...............    Same as above for Class A Securities

Excess Collateral
Excess Collateral Initial Amount.............    $147,513,425

SERIES 2000-2

Class A Securities
Initial Invested Amount......................    $447,514,000
Interest Rate................................    LIBOR + 0.21%
Commencement of Accumulation Period..........    Last day of July 2002 Monthly Period or later
                                                 as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Excess Collateral
Series 2000-2 Termination Date...............    January 2007 Distribution Date
Series Issuance Date.........................    July 27, 2000

                                      A-I-4

Class B Securities
Initial Invested Amount......................    $67,956,000
Interest Rate................................    LIBOR + 0.60%
Commencement of Accumulation Period..........    N/A
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Enhancement..................................    Subordination of Excess Collateral
Series 2000-2 Termination Date...............    Same as above for Class A Securities

Excess Collateral
Excess Collateral Initial Amount.............    $147,513,425

SERIES 2000-3

Class A Securities
Initial Invested Amount......................    $372,928,000
Interest Rate................................    LIBOR + 0.26%
Commencement of Accumulation Period..........    Last day of September 2004 Monthly Period or
                                                 later as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Excess Collateral
Series 2000-3 Termination Date...............    September 2009 Distribution Date
Series Issuance Date.........................    October 27, 2000

Class B Securities
Initial Invested Amount......................    $66,298,000
Interest Rate................................    LIBOR + 0.68%
Commencement of Accumulation Period..........    N/A
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Enhancement..................................    Subordination of Excess Collateral
Series 2000-3 Termination Date...............    Same as above for Class A Securities

Excess Collateral
Excess Collateral Initial Amount.............    $113,260,188

SERIES 2001-1

Class A Securities
Initial Invested Amount......................    $454,972,000
Interest Rate................................    LIBOR + 0.22%
Commencement of Accumulation Period..........    Last day of April 2002 Monthly Period or
                                                 later as determined in the Agreement
Annual Servicing Fee Percentage..............    2.00%
Enhancement..................................    Subordination of Class B Securities and
                                                 Excess Collateral
Series 2001-1 Termination Date...............    December 2007 Distribution Date
Series Issuance Date.........................    February 13, 2001

Class B Securities
Initial Invested Amount......................    $80,884,000
Interest Rate................................    LIBOR + 0.80%
Commencement of Accumulation Period..........    N/A
Annual Servicing Fee Percentage..............    Same as above for Class A Securities
Enhancement..................................    Subordination of Excess Collateral
Series 2001-1 Termination Date...............    Same as above for Class A Securities

Excess Collateral
Excess Collateral Initial Amount.............    $138,177,149

                                      A-I-5

SERIES 2001-A

Class A Securities
Invested Amount as of May 24, 2001......................  $89,508,000
Expected Invested Amount as of Closing Date (after
  application of proceeds)..............................  $0
Maximum Permitted Invested Amount.......................  $559,392,000
Interest Rate...........................................  A1+/P1 Commercial Paper/LIBOR + a rate not to exceed
                                                          0.875% Blended
Commencement of Amortization Period.....................  June 1, 2002 (extendible)
Annual Servicing Fee Percentage.........................  2.00%
Enhancement.............................................  Subordination of Class B Securities, Class C Securities
                                                          and Class D Securities
Series 2001-A Termination Date..........................  June 20, 2006 (extendible)
Series Issuance Date....................................  May 16, 2001

Class B Securities
Invested Amount as of May 24, 2001......................  $15,912,000
Expected Invested Amount as of Closing Date (after
  reduction of Class A Invested Amount).................  $0
Maximum Permitted Invested Amount.......................  $99,448,000
Interest Rate...........................................  A1+/P1 Commercial Paper/LIBOR + a rate not to exceed
                                                          1.250% Blended
Annual Servicing Fee Percentage.........................  Same as above for Class A Securities
Enhancement.............................................  Subordination of Class C Securities and Class D
                                                          Securities
Series 2001-A Termination Date..........................  Same as above for Class A Securities

Class C Securities
Invested Amount as of May 24, 2001......................  $14,580,000
Expected Invested Amount as of Closing Date (after
  reduction of Class A and Class B Invested Amounts)....  $0
Maximum Permitted Invested Amount.......................  $91,160,000
Interest Rate...........................................  A1+/P1 Commercial Paper/LIBOR + a rate not to exceed
                                                          2.00% Blended
Annual Servicing Fee Percentage.........................  Same as above for Class A Securities
Enhancement.............................................  Subordination of Class D Securities
Series 2001-A Termination Date..........................  Same as above for Class A Securities

Class D Securities
Invested Amount as of May 24, 2001......................  $12,596,685
Expected Invested Amount as of Closing Date (after
  reduction of Class A, Class B and Class C Invested
  Amounts)..............................................  $0
Maximum Permitted Invested Amount.......................  $78,729,282
Interest Rate...........................................  None
Annual Servicing Fee Percentage.........................  Same as above for Class A Securities
Series 2001-A Termination Date..........................  Same as above for Class A Securities

                                      A-I-6

                              PRINCIPAL OFFICE OF

                            METRIS RECEIVABLES, INC.
                       10900 Wayzata Boulevard, Room 723
                          Minnetonka, Minnesota 55305

                                    SERVICER
                                 for the Trust
            Direct Merchants Credit Card Bank, National Association
                          17600 North Perimeter Drive
                           Scottsdale, Arizona 85255

                                    TRUSTEE
                         U.S. Bank National Association
                             180 East Fifth Street
                           St. Paul, Minnesota 55101

                       PAYING AGENTS AND TRANSFER AGENTS
                         U.S. Bank National Association
                             180 East Fifth Street
                           St. Paul, Minnesota 55101

                         Deutsche Bank Luxembourg S.A.
                          Boulevard Konrad Adenauer 2
                               L-1115 Luxembourg

                                 LISTING AGENT
                         Deutsche Bank Luxembourg S.A.
                          Boulevard Konrad Adenauer 2
                               L-1115 Luxembourg

                        LEGAL ADVISOR TO THE TRANSFEROR
                            as to United States Law
                       Orrick, Herrington & Sutcliffe LLP
                              3050 K Street, N.W.
                                   Suite 200
                             Washington, D.C. 20007

                       LEGAL ADVISOR TO THE UNDERWRITERS
                         Sidley Austin Brown & Wood LLP
                             One World Trade Center
                         New York, New York 10048-0557

                   INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                                    KPMG LLP
                            4200 Wells Fargo Center
                              90 South 7th Street
                       Minneapolis, Minnesota 55402-3900

                             Prospectus Supplement

                            [METRIS COMPANIES LOGO]

                              METRIS MASTER TRUST
                                     Issuer

                                 SERIES 2001-2

                                  $559,392,000
                             CLASS A FLOATING RATE
                            ASSET BACKED SECURITIES

                                  $99,448,000
                             CLASS B FLOATING RATE
                            ASSET BACKED SECURITIES

                            METRIS RECEIVABLES, INC.
                                   Transferor

                                DIRECT MERCHANTS
                     CREDIT CARD BANK, NATIONAL ASSOCIATION
                                    Servicer

                     UNDERWRITERS OF THE CLASS A SECURITIES
                           DEUTSCHE BANC ALEX. BROWN
                         BANC OF AMERICA SECURITIES LLC
                                BARCLAYS CAPITAL
                           CREDIT SUISSE FIRST BOSTON
                                    JPMORGAN

                     UNDERWRITERS OF THE CLASS B SECURITIES
                           DEUTSCHE BANC ALEX. BROWN
                         BANC OF AMERICA SECURITIES LLC

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering these securities in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these securities will deliver a prospectus supplement and prospectus until August 30, 2001.